UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Certara, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

WILLIAM F. FEEHERY Chief Executed Officer
Dear Fellow Shareholder:
On behalf of the Board of Directors and management of Certara, Inc., I cordially invite you to attend our annual meeting of shareholders on Tuesday, May 17, 2022 at 9:00 a.m. (Eastern Time). The 2022 Annual Meeting will be a virtual meeting of shareholders. You will be able to attend the 2022 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CERT2022. Shareholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.
We hope that you will be able to attend the meeting via our live webcast. However, regardless of whether you attend the meeting, your vote is very important. We are pleased to again offer multiple options for voting your shares. You may vote by telephone, via the internet, by mail or through our live webcast of the annual meeting, as described in this proxy statement.
Thank you for your continued support of Certara, Inc.
Sincerely,
William F. Feehery
Chief Executive Officer
April 7, 2022
100 Overlook Center, Suite 101, Princeton, NJ 08540

Proxy Statement
Notice of 2022 Annual Meeting of Shareholders

Quick Summary:
Meeting Date:   May 17, 2022
Time:
9:00 a.m. Eastern Time

Webcast:
www.virtualshareholdermeeting.com/CERT2022

The Annual Meeting of Shareholders of Certara, Inc. will be held on Tuesday, May 17, 2022, at 9:00 a.m. Eastern Time. You can attend the annual meeting via the internet, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/CERT2022. You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the annual meeting. We encourage you to allow ample time for online check-in, which will begin at 8:45 a.m. Eastern Time. For further information on how to participate in the meeting, please see General Information.
The annual meeting will be held to consider and vote upon the following proposals:
1.
Election of directors.

2.
Ratification of the appointment of our independent registered public accounting firm.

3.
A non-binding advisory vote on the frequency of future say-on-pay votes.

4.
Transact any other business properly introduced at the annual meeting.

This Proxy Statement and accompanying proxy card are first being made available on or about April 7, 2022. Only shareholders of record on March 25, 2022 may vote during the meeting. A list of these shareholders will be open for examination by any shareholder for any purposes germane to the 2022 Annual Meeting for a period of 10 days prior to the 2022 Annual Meeting by contacting our Investor Relations department at ir@certara.com and during the 2022 Annual Meeting at www.virtualshareholdermeeting.com/CERT2022.
Please note that if you held common stock on March 25, 2022, in “street name” (that is, through a broker, bank or other nominee), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares. You will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
Your vote is important to us. Even if you plan on participating in the annual meeting virtually, we recommend that you vote as soon as possible by telephone, by internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.
By Order of the Board of Directors

Princeton, NJ April 7, 2022	Richard M. Traynor Senior Vice President, General Counsel, and Secretary
100 Overlook Center, Suite 101, Princeton, NJ 08540

CERTARA, INC.
PROXY STATEMENT SUMMARY
This summary highlights selected information in the proxy statement. Please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 before voting.
VOTING ITEMS AND BOARD RECOMMENDATIONS

Proposals		Board Recommendation
Proposal 1	Election of Class II directors	FOR
Proposal 2	Ratification of the appointment of our independent registered public accounting firm	FOR
Proposal 3	A non-binding advisory vote on the frequency of future say-on-pay votes	ONE YEAR
VOTING METHODS

Internet	Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voting instruction form or notice.
Telephone	Call 1-800-690- 6903 or the number on your voting instruction form. You will need the 16- digit number included in your proxy card, voting instruction form or notice.
Mail	Mark, sign and date your proxy card and return it in the postage-paid envelope.
Via Webcast During the Annual Meeting	Visit www.virtualshareholdermeeting.com/CERT2022. You will need the 16-digit number shown on your proxy card, voting instruction form or notice. Online access begins at 8:45 a.m. Eastern Time.
COMPANY OVERVIEW

Certara, Inc., incorporated on June 27, 2017, is a Delaware corporation with its executive offices at 100 Overlook Center, Suite 101, Princeton, NJ 08540. In this proxy statement the words “Certara,” “Company,” “we,” “us” or “our” refer to Certara, Inc. and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to “the Board” refer to our Board of Directors. References to “EQT” means certain investment funds of EQT AB and its affiliates, including EQT Avatar Parent, L.P. (the “EQT Investor”). References to “Arsenal” means certain investment funds of Arsenal Capital Partners and its affiliates. Our Common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CERT.”
Certara delivers software products and technology-driven services to customers to efficiently carry out and realize the full benefits of biosimulation in drug discovery, preclinical and clinical research, regulatory submissions and market access. We are a global leader in biosimulation, and the Company’s biosimulation software and technology-driven services help optimize, streamline, or even waive certain clinical trials to accelerate programs, reduce costs, and increase the probability of success. Our software and services for regulatory science and submissions and market access are underpinned by technologies such as natural language processing and Bayesian analytics. When combined, these solutions allow us to offer customers end-to-end support across the entire product life cycle.
DIRECTOR NOMINEES

The Board has nominated the following as three Class II director candidates:
Cynthia Collins
Eric C. Liu
Matthew M. Walsh
The director candidates have been nominated for a three-year term to expire at the 2025 annual meeting of the Company’s shareholders and once their successors have been elected and qualified. Detailed information about each nominee’s background, skills and qualifications can be found under “Proposal 1 — Election of Directors.”

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2022

GENERAL INFORMATION

PROXY STATEMENT MATERIALS
These proxy materials are provided in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting of Shareholders, which will be conducted via live webcast on Tuesday, May 17, 2022, at 9:00 a.m. Eastern Time. You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/CERT2022. This Proxy Statement and accompanying proxy card are first being made available on or about April 7, 2022. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements, is being sent simultaneously with this Proxy Statement to each shareholder who requested paper copies of these materials and will also be available at www.proxyvote.com. Unless otherwise indicated, references to “2021,” the “2021 fiscal year” and the “year ended December 31, 2021” refer to our fiscal year ended on December 31, 2021.
QUESTIONS AND ANSWERS YOU MAY HAVE ABOUT OUR ANNUAL MEETING AND VOTING

When and where is the annual meeting held?
The annual meeting will be held on Tuesday, May 17, 2022, at 9:00 a.m. Eastern Time. Our 2022 Annual Meeting will be a virtual meeting of shareholders, which will be conducted exclusively by webcast.
How do I attend the annual meeting?
You will be able to attend the 2022 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CERT2022. You will be able to attend the 2022 Annual Meeting from any location with internet connectivity. You will not be able to attend the annual meeting in person.
Who may vote during the annual meeting?
You may vote if you owned shares of our common stock as of March 25, 2022, which is the record date for our annual meeting. You are entitled to one vote on each matter presented at the annual meeting for each share of common stock that you owned on that date. As of March 25, 2022, we had 159,657,174 shares of common stock outstanding (not including treasury shares).
Are all of the Company’s directors standing for election at the 2022 Annual Meeting?
No, only our Class II directors are standing for re-election at this time. Our Class III directors will stand for election in 2023, and our Class I directors will stand for election in 2024.
How do shareholders participate in the virtual meeting?
To participate in the meeting, you must have your 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you elected to receive proxy materials by mail. You may access the annual meeting by visiting www.virtualshareholdermeeting.com/CERT2022. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.
Will shareholders be able to participate in the virtual meeting on the same basis shareholders would be able to participate in an in-person annual meeting?
The virtual meeting format for the annual meeting will enable full and equal participation by all our shareholders from any place in the world that has internet connection at little to no cost, while protecting the health and well-being of our shareholders and other participants at the annual meeting.
We designed the format of the virtual meeting to ensure that shareholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:
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providing shareholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board of Directors;

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providing shareholders with the ability to submit appropriate questions real-time via the meeting website; and

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answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote during the live webcast of the annual meeting.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice has been forwarded to you by your bank, broker, or or other nominee (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or other nominee on how to vote. Your bank, broker, or or other nominee has sent you a voting instruction form for you to use in directing the bank, broker, or or other nominee regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares during the live webcast of the annual meeting.
How do I vote?
If you plan to attend the annual meeting, you may vote and submit questions while attending the meeting via live webcast. You will need your 16-digit number that is shown on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting. Shares held in your name as the shareholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/CERT2022 during the meeting.

If your common stock is held in your name, there are three ways for you to vote by proxy:
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If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;

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Call 1-800-690-6903; or

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Log on to the internet at www.proxyvote.com and follow the instructions at that site. The website address for internet voting is also provided on your Notice.

Telephone and internet voting will close at 11:59 p.m. Eastern Time on May 16, 2022. Proxies submitted by mail must be received prior to the meeting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:
•
FOR all of the nominees for director named in this Proxy Statement;

•
FOR the ratification of the appointment of RSM (US) LLP as our independent registered public accounting firm for 2022; and

•
ONE YEAR as the preferred frequency of holding future say-on-pay votes.

If your common stock is held in the name of your broker, bank or other nominee, then you should receive separate instructions from the holder of your common stock describing how to vote your common stock.
Even if you plan to attend the annual meeting via live webcast, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to participate in the virtual meeting.
Can my broker vote my shares without instructions from me?
If you are a beneficial owner whose shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, you must instruct them how to vote your shares.    Please use the voting instruction form provided to you by your brokerage firm, bank, broker-dealer or other similar organization to direct them how to vote your shares. If you do not provide voting instructions, your shares will not be voted on the election of directors or any other proposal on which the brokerage firm, bank, broker-dealer or other similar organization does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the brokerage firm, bank, broker-dealer or other similar organization can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under applicable rules.
If (i) you are the beneficial owner of shares held in the name of a broker, trustee or other nominee, (ii) you do not provide that broker, trustee or other nominee with voting instructions, and (iii) such person does not have discretionary authority to vote on such proposal. Under the Nasdaq rules, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2022) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. For all other proposals, broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of any such other proposals.

How is a quorum determined?
Holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote at the annual meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the meeting. Shares that vote with respect to at least one proposal to be considered at the annual meeting, votes to “WITHHOLD” authority on the election of directors, and votes to “ABSTAIN,” broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are counted as present and entitled to vote for purposes of determining a meeting quorum. No business may be conducted at the annual meeting if a quorum is not present. Shareholders attending the meeting through the live webcast will be considered present for the purposes of determining a meeting quorum. If a quorum is not present by attendance at the annual meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.
What are the voting requirements to approve each of the proposals?
Proposals		Vote Required	Broker Discretionary Voting Allowed
Proposal 1	Election of Class II Directors	Plurality of votes cast for each director nominee (the nominees receiving the most “FOR” votes)	No
Proposal 2	Ratification of independent registered public accounting firm	Majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the matter	Yes
Proposal 3	Advisory vote on the frequency of holding future say -on-pay votes	The frequency option receiving the highest number of affirmative votes will be considered the preferred frequency option of shareholders	No
With respect to Proposal 1, you may vote “FOR” or “WITHHOLD” with respect to each director nominee. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes cast to “WITHHOLD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. The individuals who receive the highest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the three nominees receiving the highest number of votes at the annual meeting will be elected, even if these votes do not constitute a majority of the votes cast. Proxies may not be voted for more than three directors and shareholders may not cumulate votes in the election of directors.
With respect to Proposal 2, (ratify the appointment of our independent registered public accounting firm for 2022), you may vote “FOR”, “AGAINST,” or “ABSTAIN.” If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum but will not be counted for purposes of determining the number of votes cast. Proposal 2 is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.
With respect to Proposal 3, (advisory vote on the frequency of holding future say-on-pay votes) you may vote for “One Year,” “Two Years,” “Three Years,” or “Abstain.” This proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. However, if no frequency option receives the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote on this proposal, our Board will consider the option receiving the highest number of affirmative votes as the preferred frequency option of our shareholders.
Abstentions will not affect the outcome of Proposals 1, 2 or 3 because abstentions are not considered votes cast on those proposals.
What is the Board’s voting recommendations?
•
FOR election of our Board-nominated slate of directors (see Proposal 1);

•
FOR the ratification of the appointment of RSM (US) LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2022 (see Proposal 2); and

•
ONE YEAR as the preferred frequency of holding future say-on-pay voting.

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board.
Where can I find the voting results?
Preliminary voting results will be announced at the 2022 Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the annual meeting.
Can I revoke my proxy?
You can revoke your proxy if your common stock is held in your name by:
•
Filing written notice of revocation before our annual meeting with our Secretary at the address shown on the front of this Proxy Statement;

•
Signing a proxy bearing a later date and delivering it before our annual meeting; or

•
Attending the live webcast and voting online during the annual meeting.

If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.
Who participates in and pays for this proxy solicitation?
Our Board of Directors solicits proxies on our behalf, and we will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the internet, by telephone or by facsimile transmission, without additional remuneration.
The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.
Where can I find our corporate governance materials?
Current copies of our Board’s Corporate Governance Guidelines, Code of Conduct, and the charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are published in the Corporate Governance section of the Investor Relations page on our website at www.certara.com. We are not, however, including the other information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.
How do I eliminate paper and duplicative materials?
Internet availability — Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the internet. Accordingly, we sent a Notice to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
Important Notice:   Our 2022 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (“2021 Form 10-K”) are available free of charge on the Investors Relations page on our website at www.certara.com. We will provide by mail, without charge, a copy of our 2021 Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at Certara, Inc., at 100 Overlook Center, Suite 101, Princeton, New Jersey, 08540, or by email at ir@certara.com.
Householding — Householding permits us to mail a single set of proxy materials to any household in which two or more different shareholders reside and are members of the same household or in which one shareholder has multiple accounts. If we household materials for future meetings, then only one copy of our 2021 Form 10-K and proxy statement will be sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the annual meeting. If you wish to receive a separate copy of the 2021 Form 10-K and Proxy Statement or of future annual reports and proxy statements, then you may contact our Investor Relations Department by (i) mail at Certara, Inc., Attention: Investor Relations, 100 Overlook Center, Suite 101, Princeton, New Jersey, 08540, or (ii) e-mail at ir@certara.com. You can also contact your broker, bank or other nominee to make a similar request. If we did not household your proxy materials for the 2022 Annual Meeting but you would like us to do so in the future, please contact our Investor Relations Department by mail, telephone or email as listed above.
Incorporation by Reference
The Audit Committee Report and Compensation Committee Report contained herein shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our corporate website or any other website that we may maintain as part of, or incorporating such information by reference into, this Proxy Statement.
Who is our transfer agent?
Broadridge Corporate Issuer Solutions, Inc., or Broadridge, is the transfer agent for the common stock of Certara. Broadridge can be reached at (844) 998-0339 or via email at shareholder@broadridge.com. You should contact Broadridge if you are a registered shareholder and have a question about your account, or if you would like to report a change in your name or address. Broadridge. can be contacted as follows:
Regular, Registered or Overnight Mail Broadridge Corporate Issuer Solutions, Inc. Attention: Interactive Workflow System 1155 Long Island Avenue Edgewood, NY 11717
Telephone Inquiries
Domestic Shareowners: (844) 998-0339 or
TTY for hearing impaired: (855) 627-5080
International Shareowners: (303) 562-9304 or
TTY for hearing impaired: (720) 399-2074
Website: www.shareholder.broadridge.com

BOARD AND GOVERNANCE PRACTICES
OVERVIEW

The following section provides an overview of our Board of Directors and corporate governance practices. We have taken several actions to be responsive to shareholder feedback, including expanding our shareholder outreach efforts and enhancing our proxy disclosure to provide greater transparency to our shareholders.
CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has adopted corporate governance guidelines which describe the principles and practices that our Board will follow in carrying out its responsibilities. These guidelines cover a number of areas including the role and responsibilities, size and composition of the board, independence of directors, selection of chairperson of the board and chief executive officer, conflicts of interest, change in present job responsibility, director orientation and continuing education, lead director, term limits, board meetings, board committees, expectations of directors, management succession planning, evaluation of board performance, board compensation, communications with shareholders, implementation of shareholder agreements, and communications with non-management directors. A copy of our corporate governance guidelines is available on our website at www.certara.com under Investors — Corporate Governance — Documents & Charters.
DIRECTOR INDEPENDENCE

Pursuant to the corporate governance listing standards of the Nasdaq, a director employed by us cannot be deemed to be an “independent director.” Each other director will qualify as “independent” only if our Board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

Our Board has affirmatively determined that each of our directors, other than Dr. Feehery, qualifies as “independent” in accordance with the Nasdaq rules. In making its determination, our Board considered and reviewed all information known to it (including information identified through directors’ questionnaires).
OUR BOARD OF DIRECTORS

Our amended and restated certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, the Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of shareholders. Our Class I directors are Messrs. Cashman, Slaine, Waxman, and Ms. Killefer (with their terms expiring at the annual meeting of shareholders to be held in 2024), our Class II directors are Ms. Collins and Messrs. Liu and Walsh (with their terms expiring at the 2022 Annual Meeting) and our Class III directors are Dr. Feehery, Dr. Gallagher and Mr. McLean (with their terms expiring at the annual meeting of shareholders to be held in 2023).
Our amended and amended restated certificate of incorporation and amended and restated bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board; however, if at any time EQT owns at least 40% in voting power of the stock of our Company entitled to vote generally in the election of directors, the shareholders may also fix the number of directors pursuant to a resolution adopted by the shareholders. Subject to certain exceptions described below with respect to the shareholders agreement we entered into in December 2020, newly created director positions resulting from an increase in size of the board and vacancies may be filled by our board or our shareholders; provided, however, that at any time when EQT beneficially owns less than 40% in voting power of the stock of our Company entitled to vote generally in the election of directors, such vacancies shall be filled by our board (and not by the shareholders). The number of directors currently fixed by the Board is ten.
Our stockholders agreement provides that EQT Investor and Arsenal will have the right to nominate the number of directors to our board described below (such persons nominated by EQT, the “EQT nominees” and such person nominated by Arsenal, the “Arsenal nominee”). EQT Investor and certain of its affiliates will have the right to nominate a number of nominees equal to (x) the total number of directors comprising our board at such time, multiplied by (y) the percentage of our outstanding common stock held from time to time by EQT Investor. For purposes of calculating the number of EQT nominees, any fractional amounts are rounded up to the nearest whole number. In addition, Arsenal and certain of its affiliates will have the right to nominate one nominee for so long as Arsenal and such affiliates collectively own at least 5% of our outstanding common stock; provided, that such individual is an investment professional employed by Arsenal or one of its affiliates or another individual with the prior written consent of EQT. For so long as we have a classified board, the EQT nominees will be divided by EQT as evenly as possible among the classes of directors. See “Certain Relationships and Related Party Transactions — Stockholders Agreement.”
Pursuant to the stockholders agreement, for so long as EQT or Arsenal has the right to nominate any persons to our board, (i) we must include the EQT nominees and the Arsenal nominee on the slate that is included in our proxy statements relating to the election of directors of the class to which such persons belong and provide the highest level of support for the election of each such persons as we provide to any other individual standing for election as a director, and (ii) we must include on the slate that is included in our proxy statement relating to the election of directors only (x) the EQT nominees, (y) the Arsenal nominee and (z) the other nominees (if any) nominated by the

Nominating and Corporate Governance Committee of our board. In addition, EQT, Arsenal, and certain other stockholders agree with the Company to vote in favor of the Company slate that is included in our proxy statement.
In the event that an EQT or Arsenal nominee ceases to serve as a director for any reason (other than the failure of our stockholders to elect such individual as a director), the persons entitled to designate such nominee director under the stockholders agreement are entitled to appoint another nominee to fill the resulting vacancy.
BACKGROUND AND EXPERIENCE OF DIRECTORS

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board to satisfy its oversight responsibilities effectively in light of our business and structure, the board focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. Once appointed, directors serve until their term expires, they resign or they are removed by the shareholders.
Areas of Expertise / Leadership Qualities	Total Members
Board Leadership/Other Company Boards	9
CEO Experience	4
CFO Experience	2
COO Experience	1
Pharmaceutical/Biotech Industry	5
Software/Computer Modeling Industry	2
Finance Industry	6
Accounting	1
Risk Management	2
IT/Cybersecurity	1
International Business	4
Strategic Planning	6
Mergers and Acquisitions	9
Sales & Marketing	5
Corporate Governance	6
Human Capital Management/Talent/Compensation	4
Operations	6
Investor Relations	4
BOARD LEADERSHIP STRUCTURE

Our Board has no policy with respect to the separation of the offices of chief executive officer and chairperson of the board. It is the Boards’ view that rather than having a rigid policy, the Board, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. It is the policy of our Board that whenever the chairperson of the board is also the chief executive officer or is a director who does not otherwise qualify as an “independent director,” the independent directors will elect from among themselves a lead director of the board.
Currently, our leadership structure separates the offices of chief executive officer and chairperson of the board with Dr. Feehery serving as our chief executive officer and Mr. Cashman serving as chairperson of the board. We believe this is appropriate as it provides Dr. Feehery with the ability to focus on our day-to-day operations while allowing Mr. Cashman to lead our Board in its fundamental role of providing advice to and oversight of management.
BOARD SELF-ASSESSMENT

The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s self-assessment seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each conduct their own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.
BOARD MEETINGS

The Board met 13 times during the fiscal year that ended December 31, 2021. Each of the directors who were on the board during the 2021 fiscal year attended at least 75% of the meetings of the board and the committees of the board on which he or she served that were held during the time he or she served, with the exception of Nancy Killefer, who was unable to attend two Audit Committee meetings due to scheduling conflicts existing prior to her joining the Board. We encourage our board to attend annual meetings of our shareholders. All of our directors attended the 2021 annual meeting, with the exception of Matthew Walsh, who had a prior commitment.
RISK OVERSIGHT

Our Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through regular reporting by the Audit Committee. The purpose of the Audit Committee is to assist the Board in fulfilling its fiduciary oversight responsibilities relating to:
(1)
the quality and integrity of our financial statements, including oversight of our accounting and financial reporting processes, internal controls and financial statement audits;

(2)
our compliance with legal and regulatory requirements;

(3)
our independent registered public accounting firm’s qualifications, performance and independence;

(4)
our corporate compliance program, including our Code of Conduct Policy and anti-corruption compliance policy, and investigating possible violations thereunder;

(5)
our risk management policies and procedures; and

(6)
the performance of our internal audit function.

Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

SUSTAINABILITY

Certara is committed to understanding, monitoring and managing our social, environmental and economic impact to support sustainable development. This sense of corporate social responsibility manifests itself in several ways, including:
•
Conducting our business in a responsible, honest, and ethical manner

•
Acting as responsible stewards of the environment

•
Ensuring a safe and healthy working environment for our employees

•
Supporting universal human rights

•
Respecting and supporting the diverse cultures and individuals that form our Company.

Our Board of Directors, through the Nominating and Corporate Governance Committee, is ultimately responsible for our environmental, social and governance strategy.
For more details, we refer you to our 2022 Sustainability Report, available under the Corporate Governance section of our Investor Relations website (ir.certara.com), neither of which report or website are incorporated herein by reference.
BOARD DIVERSITY

In accordance with Nasdaq Rule 5606, the below chart provides information on each of our director’s voluntary, self-identified characteristics.
Board Diversity Matrix for Certara, Inc. As of March 15, 2022

Total Number of Directors	10
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	4	0	3
Part II: Demographic Background
Asian		1
White	3	3
Did Not Disclose Demographic Background	3

POLICY ON HEDGING AND PLEDGING

The Company recognizes that hedging against losses in Company stock is not appropriate or acceptable trading activity for individuals employed by or serving the Company. We have incorporated prohibitions on various hedging activities within our insider trading policy, which policy applies to directors, officers, employees, and other Company insiders. The policy prohibits all such directors, officers, employees and other Company insiders from trading in options, warrants, puts and calls or similar instruments on the Company’s securities and from selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery). Such parties are also prohibited from engaging in any transactions (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities.
COMMITTEES

The standing committees of our board consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our chief executive officer and other executive officers regularly report to the non-executive directors and the Audit, Compensation, and Nominating and Corporate Governance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. Our internal audit function reports functionally and administratively to our chief financial officer and directly to the Audit Committee. We believe that the leadership structure of our board provides appropriate risk oversight of our activities.
Audit Committee
•
Members:   The members are Mr. Walsh (Chair), Mmes. Collins and Killefer, and Mr. McLean.

Prior to December 1, 2021, the members were Messrs. Cashman, McLean, Walsh (Chair), Waxman, Mmes. Collins and Killefer.
•
Meetings held during the fiscal year ended December 31, 2021: 11

The primary purpose of our Audit Committee is to:
•
assist our Board in (i) its oversight and monitoring the quality and integrity of our financial statements, including oversight of our accounting and financial reporting processes, internal controls and financial statement audits, (ii) its oversight of our compliance with legal and regulatory requirements, (iii) assessing our independent registered public accounting firm’s qualifications, performance and independence, and (iv) assessing the performance of our internal audit function;

•
appoint, compensate, retain, oversee and terminate the Company’s independent registered public accounting firm and pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm;

•
conduct and review with the Board an annual self-assessment of the Audit Committee;

•
prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

•
review and reassess the Audit Committee charter at least annually;

•
report to the Board on a regular basis; and

•
oversee corporate risks, including cybersecurity and venue security, and provide periodic updates to the Board on such oversight activities.

Our Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the Nasdaq corporate governance standards and independence requirements of Rule 10A-3 of the Exchange Act. Our Board has also determined that Mr. Walsh qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC.
Our Audit Committee charter is available on our website at www.certara.com under Investors  —  Corporate Governance — Documents & Charters. A copy may be obtained by writing to Certara, Inc., 100 Overlook Center, Suite 101, Princeton, New Jersey 08540, Attention: Secretary.
Compensation Committee
•
Members:   The members are Dr. Gallagher (Chair), Messrs. Cashman and Liu, and Ms. Killefer.

Prior to December 1, 2021, the members were Ms. McCoy (Chair) and Messrs. Liu and Slaine and Dr. Gallagher. As of December 1, 2021, the members were Dr. Gallagher (Chair) and Messrs. Cashman, Liu and Slaine. Mr. Slaine was replaced with Ms. Killefer as of February 11, 2022.
•
Meetings held during the fiscal year ended December 31, 2021: 7

The purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to, among other things,
•
set our compensation program and compensation of our executive officers and directors;

•
administer our incentive and equity-based compensation plans; and

•
prepare the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.

All of the members of the Compensation Committee are independent under applicable rules and regulations of the SEC and Nasdaq.
Our Compensation Committee charter is available on our website at www.certara.com under Investors — Corporate Governance — Documents & Charters. A copy may be obtained by writing to Certara, Inc., 100 Overlook Center, Suite 101, Princeton, New Jersey 08540, Attention: Secretary.
Nominating and Corporate Governance Committee
•
Members:   The members are Mr. Liu (Chair), Dr. Gallagher, Ms. Killefer, and Messrs. Cashman and Slaine.

As of December 1, 2021, the members were Messrs. Liu (Chair), Cashman, and. Slaine and Dr. Gallagher. Prior to December 1, 2021, the members were Messrs. Liu (Chair) and Slaine, Ms. McCoy and Dr. Gallagher.

•
Meetings held during the fiscal year ended December 31, 2021: 6

The purpose of our Nominating and Corporate Governance Committee is to assist our Board in discharging its responsibilities relating to:
•
identify individuals qualified to become new board members, consistent with criteria approved by the board;

•
review the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board select, the director nominees for the next annual meeting of shareholders;

•
identify board members qualified to fill vacancies on any committee of the board and recommending that the board appoint the identified member or members to the applicable committee;

•
review and recommend to the board corporate governance principles applicable to us;

•
oversee the Company’s environmental, social and governance (ESG) programs and strategy; and

•
oversee the evaluation of the board and management and handling such other matters that are specifically delegated to the committee by the board from time to time.

All of the members of the Nominating and Corporate Governance Committee are independent under applicable rules and regulations of the SEC and Nasdaq.
Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.certara.com under Investors — Corporate Governance — Documents & Charters. A copy may be obtained by writing to Certara, Inc., 100 Overlook Center, Suite 101, Princeton, New Jersey 08540, Attention: Secretary.
Other Board Committees
Our amended and restated bylaws also permit the Board to appoint other committees of the Board from time to time that would have such powers and duties as the Board properly determines. The Board appointed a M&A Subcommittee on March 1, 2021. During the year ended December 31, 2021, there were five meetings of the M&A Subcommittee. Members of the M&A Subcommittee were Ms. McCoy (until December 1, 2021), Dr. Feehery and Messrs. Cashman, Liu, Slaine, and Waxman.
Succession Planning
Our Compensation Committee is responsible for overseeing and managing the management succession planning process. Our Board periodically reviews management succession plans with respect to the chief executive officer and other executive officers. These plans include planning in the event of an emergency or retirement.
Compensation Committee Interlocks and Insider Participation
Compensation decisions are made by our Compensation Committee. None of our current or former executive officers or employees currently serves, or has served during our last completed fiscal year,

as a member of our Compensation Committee and, during that period, none of our executive officers served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a member of our Board.
We have entered into certain indemnification agreements with our directors and are party to certain transactions with EQT described in “Certain Relationships and Related Party Transactions — Registration Rights Agreement,” “— Stockholders Agreement,” and “— Indemnification of Directors and Officers,” respectively.
CODE OF CONDUCT

We have adopted a Code of Conduct Policy (the “Code of Conduct”) applicable to all employees, executive officers, and directors that addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Code of Conduct. Our Code of Conduct is available on our website, www.certara.com. The information available on or through our website is not part of this Proxy Statement. If we ever amend or waive any provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, or any person performing similar functions, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our internet website set forth above rather than by filing a Form 8-K.
STOCK OWNERSHIP REQUIREMENTS

In order to further align the interests of our Board members with the interests of our shareholders, the Board has adopted director stock ownership guidelines for non-employee directors.
Each non-employee director that receives a cash and/or stock retainer for their service as a director has a target minimum common stock ownership requirement of five times the value of the annual cash retainer (excluding committee retainers) paid by us to the non-employee director pursuant to our then current director compensation plan. Non -employee directors are expected to meet this minimum target within five years of becoming subject to the ownership guidelines. Following the five-year transition period, until the target minimum level is achieved, non-employee directors subject to the guidelines will be expected to retain not less than 100% of the number of shares of Qualifying Stock (as defined in the stock ownership guidelines) awarded to him or her under the Company’s equity incentive plans, subject to limited exceptions.
COMMUNICATIONS WITH OUR BOARD

Shareholders and other interested parties may write to our Board, the chairman of any of the Audit, the Nominating and Corporate Governance, and the Compensation Committees, or to our independent directors as a group at Certara, Inc., c/o Richard M. Traynor, General Counsel, 100 Overlook Center, Suite 101, Princeton, New Jersey 08540. The Board will consider shareholder questions and comments to be important and endeavor to respond promptly and appropriately, even though the Board may not be able to respond to all shareholder inquiries directly.
Our Board has developed a process to assist with managing inquiries and communications. The General Counsel will review and compile any shareholder communications and may summarize such communications prior to forwarding to the appropriate party. The General Counsel will not forward communications that are not relevant to the duties and responsibilities of the board and are more appropriately addressed by management, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
DIRECTOR COMPENSATION

The following table describes the components of our non-management directors’ compensation program in effect during the fiscal year ended December 31, 2021, based on peer benchmarking:
Compensation Element(1)	Compensation(3)
Annual Cash Retainer Fee Chairman of the Board	$75,000
Annual Cash Retainer for Each Non-Employee Director (pro-rated for any partial year of services)	$50,000
Annual Equity Retainer(2)	$175,000
Audit Committee Chair – Annual Cash Retainer Fee	$20,000
Audit Committee Member – Annual Cash Retainer Fee	$10,000
Compensation Committee Chair – Annual Cash Retainer Fee	$15,000
Compensation Committee Member – Annual Cash Retainer Fee	$7,500
Nominating and Corporate Governance Committee Chair – Annual Cash Retainer Fee	$10,000
Nominating and Corporate Governance Committee Member – Annual Cash Retainer Fee	$5,000

(1)
A director who is also a Company employee receives no compensation for serving as a director.

(2)
Each director receives an annual grant of RSUs, which, for 2021, was determined by the closing price of common stock on the day before the annual meeting. The RSUs will vest on the earlier of the one-year anniversary of the date of grant or the date of the Company’s next annual shareholder meeting at which time they are settled in stock or, at the Compensation Committee’s election in cash.

(3)
The director compensation plan permits any non- employee director to waive all or a portion of their compensation under such plan from time to time upon notice to the Board. Messrs. Liu, McLean and Waxman have elected to waive their compensation under such plan.

Directors Deferral Plan
Our Board of Directors has adopted a Directors Deferral Plan. All directors who are not employees of the Company are eligible to participate in the Directors Deferral Plan.
Deferral Elections. Under the terms of the Directors Deferral Plan, our non-employee directors may elect to defer all or a portion of their annual cash compensation and/or all of the Company stock issued upon settlement of their annual RSUs, in each case in 25% increments, in the form of deferred stock units credited to an account maintained by the Company. The number of deferred stock units credited in respect of annual cash compensation is determined by dividing the dollar amount of the deferred cash compensation by the fair market value of a share of the Company’s common stock on the date the cash compensation would otherwise have been paid to the director. Deferred stock units will be awarded from, and subject to the terms of, the 2020 Incentive Plan.
Each deferred stock unit represents the right to receive a number of shares of our common stock equal to the number of deferred stock units initially credited to the director’s account plus the number of deferred stock units credited as a result of any dividend equivalent rights (to which deferred stock units initially credited to a director’s account are entitled).
Settlement of Deferred Stock Units. Directors may elect that settlement of deferred stock units be made or commence on (i) the first business day in a year following the year for which the deferral is made, (ii) following termination of service on our Board of Directors or (iii) the earlier of (i) or (ii). Directors may elect that deferred stock units be settled in a single one-time distribution or in a series of up to 15 annual installments. In addition, deferred stock unit accounts will be settled upon a Change in Control (as defined in the 2020 Incentive Plan) or upon a director’s death.
Administration; Amendment and Termination. Our Compensation Committee administers the Directors Deferral Plan. The Directors Deferral Plan or any deferral may be amended, suspended, or discontinued by our Compensation Committee at any time in the Compensation Committee’s discretion; provided that no amendment, suspension or discontinuance will reduce any director’s accrued benefit, except as required to comply with applicable law. Our Compensation Committee may terminate the plan at any time, as long as the termination complies with applicable tax and other requirements.
Director Compensation Table
The table below summarizes the total compensation paid to or earned by each person who is not an employee of us or any of our parents or subsidiaries during the fiscal year ended December 31, 2021. Directors who are employees of the Company receive no compensation for their service as directors and are therefore not identified in the table below.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total($)
James E. Cashman III	66,667	174,993	241,660
Cynthia Collins (4)	25,000	174,988	199,988
Carol G. Gallagher (5)	34,479	191,106	225,585
Nancy Killefer (4)	25,000	174,988	199,988
Eric C. Liu (6)	―	―	―
Sherilyn McCoy (7)	132,917	―	132,917
Stephen M. McLean (6)	―	―	―
Mason P. Slaine	62,500	174,993	237,493
Matthew M. Walsh	70,000	174,993	244,993
Ethan Waxman (6)	―	―	―

(1)
These amounts represent retainer, committee, board and independent director meeting fees earned during the fiscal year ended December 31, 2021. The amounts reported do not include any reasonable out-of-pocket expenses incurred in attending meetings for which the Company reimburses each non-management director.

(2)
This column reflects the grant date fair market value of 7,059 RSUs granted on May 18, 2021 to Mr. Cashman, Ms. McCoy, Messrs. Slaine and Walsh, as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Dr. Gallagher joined the Board on June 15, 2021 and received the same number of RSUs (7,059) that were issued to other board members on May 18, 2021, which had a higher fair market value than the RSUs granted on May 18, 2021. Mses. Collins and Killefer joined the Board on August 1, 2021 and each received 6,431 RSUs, which was based on a fair market value target of $175,000. The RSUs vest at the next annual meeting. Ms. Sherilyn McCoy resigned from the Board effective December 1, 2021 and her RSUs were forfeited. The assumptions used by the Company in calculating these amounts are set forth in Note 13 to our financial statements included in our 2021 Form 10-K.

(3)
For each non-management director, the aggregate number of RSUs held as of December 31, 2021 is as follows: James Cashman, 7,059 units; Cynthia Collins, 6,431 units; Carol Gallagher, 7,059 units; Nancy Killefer, 6,431 units; Sherilyn McCoy, no units; Mason Slaine, 7,059 units; and Matthew Walsh 7,059 units. Eric Liu, Stephen McLean and Ethan Waxman elected to waive the grant of RSUs.

(4)
Mses. Collins and Killefer were elected to the Board on August 1, 2021.

(5)
Dr. Gallagher was elected to the Board on June 15, 2021.

(6)
The Director Compensation Plan permits any non-employee director to waive all or a portion of their compensation under such plan from time to time upon notice to the Board. In 2021, Messrs. Liu, McLean, and Waxman, elected to waive their compensation under such plan.

(7)
Ms. McCoy resigned from the Board effective December 1, 2021.

PROPOSAL 1 — ELECTION OF CLASS II DIRECTORS
Our business and affairs are managed under the direction of our Board. Our Board currently consists of ten directors.
Our amended and restated certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, our Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of shareholders. As a result, approximately one-third of our Board will be elected each year.
Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of Ms. Collins and Messrs. Liu and Walsh. If, for any reason, at the time of election any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our Board. Our Board, however, has no reason to believe that any of the nominees will be unable to serve as a director.
REQUIRED VOTE

Our amended and restated bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the nominees who receive the highest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the three nominees receiving the highest number of votes at the 2022 Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes that are “WITHHELD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.
NOMINEES FOR ELECTION TO THE BOARD FOR A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING

Our Board unanimously recommends that shareholders vote “FOR”
each of the following candidates.
CYNTHIA COLLINS Age 63
Director:	Since August 1, 2021
Committee Membership:	Audit Committee
Current Public Company Directorships:	DermTech, Inc. (a molecular diagnostic company) Poseida Therapeutics, Inc. (a cell and gene therapy company)
Career Highlights:
Ms. Collins has been Chief Executive Officer for a number of companies in the pharmaceutical and biotechnology industry. Most recently, she was the Chief Executive Officer and a member of the board of directors of Editas Medicine, Inc., a gene-editing biotechnology company. Prior to that, she was the Chief Executive Officer of Human Longevity, Inc., Gen Vee and Sequoia Pharmaceuticals. Ms. Collins has also held senior management positions at GE Healthcare, Beckman Coulter, and Baxter Healthcare.

Experience and Qualifications:

We believe that Ms. Collins is qualified to serve on our Board of Directors due to her extensive experience in the pharmaceutical and biotechnology industry, her leadership and management experience, and her service as a director of other biotechnology companies.

ERIC C. LIU Age 45
Director:	Since 2017
Committee Memberships:	Compensation Committee Nominating and Corporate Governance Committee (Chair)
Current Public Company Directorships:	None

Career Highlights:
Mr. Liu has served as Partner and Global Co-Head of Healthcare at EQT, an alternative asset management firm in Sweden, with over €70 billion in assets under management. Mr. Liu led the firm’s investments and serves on the Board of Directors of the Company, Parexel, a clinical research organization company, and Waystar, Inc., a healthcare revenue cycle management company, and was previously responsible for Aldevron and Press Ganey. Prior to joining EQT, Mr. Liu spent ten years at Warburg Pincus where he was responsible for private equity investments in the healthcare sector, including Bausch & Lomb, Tornier, ev3, and DexCom. Earlier in his career, he worked in private equity at The Blackstone Group and in early-stage venture capital at Draper Fisher Jurvetson.

Experience and Qualifications:

We believe Mr. Liu contributes to our Board of Directors through his finance and capital markets experience as well as insight into the healthcare industry, gained from advising and serving as a director of multiple EQT portfolio companies.

MATTHEW M. WALSH Age 55
Director:	Since August 2017
Committee Membership:	Audit Committee (Chair)
Current Public Company Directorships:	None
Career Highlights:
Mr. Walsh has served as Executive Vice President and Chief Financial Officer of Organon & Co., a global pharmaceutical business since June 2020. Prior to Organon, he served as Executive Vice President and Chief Financial Officer of Allergan, a publicly traded, global biopharmaceutical company, from 2018 until the sale of the company to Abbvie in 2020. From 2008 to 2018, Mr. Walsh served as Chief Financial Officer of Catalent, a global provider of delivery technologies, development, and manufacturing solutions to the life sciences industry. Before Catalent, from 2006 to 2008, he was President, Chief Financial Officer and Acting Chief Executive Officer at Escala Group, Inc.

Experience and Qualifications:	We believe Mr. Walsh contributes deep experience in the pharmaceutical industry to our Board of Directors.

BOARD MEMBERS CONTINUING IN OFFICE FOR A TERM EXPIRING AT THE 2023 ANNUAL MEETING

WILLIAM F. FEEHERY, PH.D. Age 52
Director:	Since June 2019
Committee Membership:	None
Current Public Company Directorships:	West Pharmaceutical Services, Inc., a manufacturer of packing components and delivery systems for pharmaceutical, biotech and medical device companies.
Career Highlights:
Dr. Feehery has served as Chief Executive Officer of Certara since June 2019. His joined Certara from DuPont, where he served since 2013 as President of Industrial Biosciences, a global biotechnology business that experienced significant growth and profitability under his leadership. He joined DuPont in 2002 and served in a number of operating roles in high-growth businesses, and he also has previous experience in venture capital and as a consultant for the Boston Consulting Group. He holds both a Ph.D. in chemical engineering and an MBA from MIT, was a Churchill Scholar at Cambridge University and received his BSE in chemical engineering from the University of Pennsylvania. His doctorate, awarded while he was the recipient of a National Science Foundation Fellowship, involved developing software and mathematical methods for modeling dynamic systems.

Experience and Qualifications:

We believe Dr. Feehery brings to our Board of Directors extensive experience managing global technology businesses, which together with his experience leading the Company as our Chief Executive Officer, makes him well qualified to serve as one of our Directors.

CAROL G. GALLAGHER, PHARMD. Age 57
Director:	Since August 1, 2021
Committee Memberships:	Compensation Committee (Chair) Nominating and Corporate Governance Committee
Current Public Company Directorships:

Millendo Therapeutics, Inc., a biotechnology company, where she has served as a member of the board of directors since 2012; Turning Point Therapeutics, Inc., a biotechnology company, where she has served since July, 2019, Frazier Life Sciences Acquisition Corp, a special purpose acquisition company, since October 2020 and Atara

Biotherapeutics, Inc. a biotechnology company, where she served as a member of the board of directors since 2013.
Career Highlights:
Since October 2014, Dr. Gallagher served as a partner and now venture partner with New Enterprise Associates, a venture capital firm. Prior to joining New Enterprise Associates, she served as a venture partner with Frazier Healthcare, a venture capital firm, from October 2013 to September 2014. Dr. Gallagher served as the President and Chief Executive Officer of Calistoga Pharmaceuticals, a biopharmaceutical company, from 2008 to 2011, when the company was acquired by Gilead Sciences. From 2007 to 2008, Dr. Gallagher was the President and Chief Executive Officer of Metastatix, Inc., a biopharmaceutical company. Prior to that time starting in 1989, she served in various roles at pharmaceutical companies Eli Lilly, Amgen, Agouron Pharmaceuticals, Pfizer, Biogen Idec Pharmaceuticals, CancerVax and Anadys Pharmaceuticals.

Experience and Qualifications:

We believe that Dr. Gallagher is qualified to serve on our Board of Directors due to her extensive experience in the pharmaceuticals industry, her leadership and management experience, and her service as a director of other biotechnology companies.

STEPHEN M. MCLEAN Age 64
Director:	Since 2013
Committee Membership:	Audit Committee
Current Public Company Directorships:	None
Career Highlights:
Mr. McLean has served as a Partner at Arsenal Capital, a private equity firm, since 2010. He currently serves on the board of directors of a number of private companies, including WIRB Copernicus Group, Inc., a clinical services organization to the pharmaceutical industry; CellCarta (fka Caprion HistoGeneX BioSciences, Inc.), a provider of specialized research services in the development of immunology and oncology focused drugs; Accumen, Inc., a provider of technology-enabled solutions to optimize clinical laboratories and imaging departments; Best Value Healthcare LLC, a patient-centered, physician-led and population health-focused healthcare company. Mr. McLean previously served as director of BioIVT, LLP, a provider of biospecimens for drug discovery; Pharma Value Demonstration, Inc., a provider of services to generate and communicate the value and effectiveness of drugs; TractManager Inc., a provider of contract and spend optimization solutions for hospitals and payers. He is also a founder and Chairman of the

International Biomedical Research Alliance, a non-profit organization dedicated to training biomedical researchers in collaboration with the National Institutes of Health, Oxford and Cambridge Universities.

Experience and Qualifications:

We believe Mr. McLean contributes to our Board of Directors his insight into the healthcare industry, gained from founding, investing in, and serving as a director of multiple healthcare companies as well as his knowledge of finance.

BOARD MEMBERS CONTINUING IN OFFICE FOR A TERM EXPIRING AT THE 2024 ANNUAL MEETING:

JAMES E. CASHMAN III Age 68
Director:	Chairman of the Board since December 1, 2021 and a director since May 2018
Committee Memberships:	Compensation Committee Nominating and Corporate Governance Committee
Current Public Company Directorships:	National Instruments Corp, a producer of automated test equipment and virtual instrumentation software.
Career Highlights:
Mr. Cashman served as Chairman of the board of directors of ANSYS Inc., an engineering simulation software company, from January 2017 until his retirement in April 2019. Prior to becoming Chairman of ANSYS, he was the Chief Executive Officer and a director of ANSYS from February 2000 to December 2016.

Experience and Qualifications:	We believe Mr. Cashman contributes to our Board of Directors his expertise in the areas of technical, financial, operations and sales management.
NANCY KILLEFER Age 68
Director:	Since August 1, 2021
Committee Membership:	Audit Committee Compensation Committee Nominating & Corporate Governance Committee
Current Public Company Directorships:	Cardinal Health, Inc.; Meta Platforms, Inc. (f/k/a Facebook, Inc.) and Natura & Company.

Career Highlights:
Ms. Killefer spent more than 15 years as a Senior Partner at McKinsey & Company. During that time, she was Director of the Washington, DC office and Managing Partner of the Public Sector Practice. Ms. Killefer left McKinsey & Company for three years in 1997 to serve as Assistant Secretary for Management, Chief Financial Officer, and Chief Operating Officer of the United States Department of the Treasury.

Experience and Qualifications:	We believe that Ms. Killefer is qualified to serve on our Board of Directors due to her extensive leadership and consulting expertise, and her public-company board experience.
MASON P. SLAINE Age 69
Director:	Since August 2017
Committee Memberships:	Nominating and Corporate Governance Committee
Current Public Company Directorships:

Chairman of the board of directors of Cast & Crew Entertainment Services, an entertainment payroll provider, and a board member of Reorg Research, Inc., a provider of news, commentary and analysis related to the debt markets.

Career Highlights:
Mr. Slaine is the Chairman of PRO Unlimited, which provides workforce management software and services and Executive Chairman of MLM2, a business software and data company. He has led investments through the Slaine Family Office since January 2016. Prior to that, Mr. Slaine was the Executive Chairman of Interactive Data Corporation, the financial markets data and analytics company, from 2010 to December 2015, when it was acquired by The Intercontinental Exchange, the financial and commodity markets company.

Experience and Qualifications:	We believe Mr. Slaine contributes to our Board of Directors his finance and capital markets experience as well as corporate governance based on his experience as a corporate board member.
ETHAN WAXMAN Age 33
Director:	Since August 2020
Committee Membership:	None
Current Public Company Directorships:	None

Career Highlights:
Mr. Waxman serves as a Managing Director at EQT, where he has worked since August 2015. He previously served as a board observer to our board of directors from August 2017 to August 2020. Mr. Waxman served as a non-employee executive officer for the Company and certain of our subsidiaries from June 2017 to October 2020.

Experience and Qualifications:

We believe Mr. Waxman contributes to our Board of Directors his finance and capital markets experience as well as insight into the healthcare industry, gained from advising multiple EQT portfolio companies.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
After recommendation by the Company’s management and approval by the Audit Committee and the full Board, the Company has appointed RSM (US) LLP (“RSM”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022, contingent upon completion of RSM’s acceptance procedures. CohnReznick LLP (“CohnReznick”) previously served as our independent accountant and reported on our consolidated financial statements from October 2019 through the filing of Form 10-Q for the quarter ending March 31, 2022. For additional information, see “Audit Committee Matters” below.
The Audit Committee periodically considers whether to rotate our independent auditor in order to assure continuing auditor independence. The Board and the members of the Audit Committee believe that the retention of RSM as the Company’s independent auditor in fiscal year 2022 is in the best interests of the Company and its shareholders.
We expect that representatives of RSM will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Although shareholder ratification is not required, the appointment of RSM is being submitted for ratification at the Annual Meeting with a view towards soliciting shareholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If RSM’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate RSM’s engagement as our independent accountant without the approval of our shareholders whenever the Audit Committee deems termination appropriate.
REQUIRED VOTE

Approval of this Proposal 2 requires the affirmative vote (i.e., “FOR” votes) of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote thereon at our 2022 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal.
Our Board unanimously recommends that shareholders vote “FOR” this proposal.

AUDIT COMMITTEE MATTERS
CHANGE OF REGISTERED PUBLIC ACCOUNTING FIRM

On March 24, 2022, the Audit Committee and the full Board of Directors of the Company approved the dismissal of CohnReznick as the Company’s independent registered public accounting firm upon filing Form 10-Q for the quarter ending March 31, 2022, and further approved the engagement of RSM, contingent upon completion of RSM’s acceptance procedures, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. If RSM does not accept retention as the Company’s independent registered public accounting firm, the Company will amend this report.
The audit reports of CohnReznick on the Company’s financial statements for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than a change in accounting principle explanatory paragraph indicating that the Company had changed its method of accounting for leases as of January 1, 2021 due to the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 842, Leases.
During the two most recent fiscal years ended December 31, 2021, and through the subsequent interim period preceding March 25, 2022 (i) there were no disagreements between the Company and CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CohnReznick, would have caused CohnReznick to make reference thereto in its reports on the Company’s financial statements for such years; and (ii) there was one “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended, (“Regulation S-K”), whereby CohnReznick issued an adverse opinion on our internal control over financial reporting at December 31, 2021 as a result of identifying a material weakness related to the Company’s information technology general controls over the Company’s cloud-based software system that supports project set-up and time submissions for services provided to the Company’s customers. The Audit Committee discussed this material weakness with CohnReznick and has authorized CohnReznick to respond fully to the inquiries of RSM concerning the material weaknesses.
During the Company’s two most recent fiscal years and the subsequent interim period preceding the engagement of RSM, neither the Company nor anyone on its behalf consulted with RSM with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice of RSM was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions related thereto), or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

SERVICES AND FEES FOR 2021 AND 2020

The following table provides information about the fees billed for services rendered by CohnReznick LLP for the fiscal years ended December 31, 2021 and 2020:
Fees	Fiscal 2021		Fiscal 2020*
Audit Fees (1)		$1,885,347		$1,539,541
Audit-Related Fees	$	―	$	―
Tax Fees	$	―	$	―
All Other Fees	$	―	$	―
* Fiscal year 2020 was incorrectly overstated by $2,020.

(1)
Includes the aggregate fees recognized for the audit of the Company’s annual financial statements included in our annual report on Form 10-K, the review of financial statements included in our quarterly reports on Form 10-Q, the audit of our internal control over financial reporting and reviews of registration statements inclusive of of comfort letters, consents, and reaudits of historic financial statements. The year over year fee increase is a direct result of increased quarterly reviews and audits of our internal controls during the current period as compared to prior period.

A description of the types of services provided in each category is as follows:
Audit Fees — Include the aggregate fees for professional services rendered in connection with the annual audit of the Company’s financial statements, and the review of the Company’s interim financial statements, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.
Audit-Related Fees — Includes fees associated with the audit of our employee benefit plans, accounting consultations related to GAAP and the application of GAAP to proposed transactions.
Tax Fees — Includes fees associated with tax compliance at international locations, domestic and international tax advice and planning and assistance with tax audits and appeals.
All Other Fees — Includes the aggregate fees recognized for professional services provide by CohnReznick, other than those services described above.
AUDIT COMMITTEE PRE-APPROVAL PROCESS

Under our Audit Committee’s charter, the Audit Committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The Committee may delegate authority to one or more independent members to grant pre-approvals of audit and permitted non-audit services; provided that any such preapprovals shall be presented to the full Committee at its next scheduled meeting. The following shall be “prohibited non-audit services.”
(i)
bookkeeping or other services related to the accounting records or financial statements of the Company;

(ii)
financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and

(iii)
any other service that the PCAOB or SEC prohibit through regulation. Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its registered public accounting firm during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the board to whom authority to grant such approvals has been delegated by the Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee provides assistance to the Board of Directors by fulfilling its responsibilities and duties as outlined in its charter, including its oversight of the quality and integrity of the Company’s financial statements, the performance and independence of the independent registered public accounting firm, and the performance of the Company’s internal audit function. The Audit Committee’s responsibility is one of oversight. The Company’s management is responsible for the preparation and the integrity of the Company’s financial statements and the Company’s independent registered public accounting firm is responsible for auditing those financial statements in accordance with the standards of the PCAOB and to issue reports thereon. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.
In performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2021, with management and our independent registered public accounting firm. The Audit Committee reviewed and discussed with our independent registered public accounting firm their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed by PCAOB and the SEC. In addition, the Audit Committee received from our independent registered public accounting firm written disclosures and a letter regarding their independence as required by applicable rules of the PCAOB regarding such firm’s communications with the Audit Committee, discussed with the independent auditors their independence from us and our management as well as whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.
In addition, the Audit Committee has appointed RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board concurred with the selection of RSM. The Board has recommended to our shareholders that they ratify and approve the selection of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2022, contingent upon completion of RSM’s acceptance procedures.

Audit Committee
Matthew Walsh, Chairperson
Cynthia Collins
Nancy Killefer
Stephen McLean
Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Audit Committee Report is not incorporated into any such filings (including any future filings).

COMPENSATION DISCUSSION & ANALYSIS
Executive Compensation

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers (“NEOs”), which include our chief executive officer, our chief financial officer, and each of our three other most highly compensated executive officers who served in such capacities for the fiscal year ended December 31, 2021. Our NEOs for fiscal 2021 were:
William F. Feehery	Chief Executive Officer
M. Andrew Schemick	Chief Financial Officer
Leif E. Pedersen	President, Software
Robert P. Aspbury	President, Simcyp
Justin P. Edge	President, Regulatory & Access
In addition, the compensation for Dr. Craig R. Rayner, former President, Integrated Drug Development (“iDD”), is also disclosed because Dr. Rayner was an executive officer during 2021 and would have been one of the three other most highly compensated executive officers if he had served in such capacity through 2021 year end.
Executive Summary

The primary directive of our executive compensation program is to provide competitive pay tied to Certara’s short-term and long-term success. This pay-for-performance framework enables us to attract, motivate and retain top talent that will help us achieve our strategic objectives and realize increased shareholder value. To achieve these goals, we have adopted the following program objectives:
•
reward achievement of both operating performance and strategic objectives;

•
align the interests of our executive management team and our shareholders by varying compensation based on short-term and long-term business results and delivering a large portion of total pay tied to Company equity;

•
differentiate rewards based on performance against business objectives to drive a pay-for-performance culture, with a major portion of executive pay based on achievement of financial performance goals; and

•
promote a balanced incentive focus that does not encourage unnecessary or unreasonable risk-taking.

Accomplishments Achieved by Executive Team During Fiscal Year 2021
During the fiscal year ended December 31, 2021, we continued to execute on our core financial and business objectives. Our key financial and operational results were as follows:
•
Revenue was $286.1 million, representing a growth of 17% from the fiscal year ended December 31, 2020.

•
Net loss was $13.3 million, representing a decrease of $36.1 million from the fiscal year ended December 31, 2020.

•
Completed the acquisition of Pinnacle 21, LLC on October 1, 2021, for total consideration of $250 million cash and 2,239,717 shares of our restricted common stock.

•
Grew the number of customers with annual customer revenue of $100,000 or more to 299, representing growth of 15% year over year.

•
Increased employee base to more than 1,100 worldwide, with more than 350 holding doctorate degrees.

•
Announced that the U.S. Food and Drug Administration renewed and expanded its licenses of Certara’s proprietary biosimulation software.

•
Released Simcyp Simulator Version 21, expanding our capabilities to align with recent regulatory guidance.

•
Completed a public offering and received net proceeds of $134.1 million.

•
Completed two secondary public offerings of common stock.

•
Announced the feature release of Pinnacle 21 Enterprise 5.1.0, which updated our flagship software for preparing clinical trial data for regulatory submission.

•
Continued to navigate the ongoing COVID-19 pandemic, including safely re-opening many of our global offices.

Fiscal Year 2021 Executive Compensation Highlights
The following key compensation actions were taken with respect to the NEOs for the fiscal year ended December 31, 2021, in order to better align their compensation with those holding similar executive positions within our compensation peer group:
•
Annual Cash Bonuses — The target annual cash bonus opportunity for our NEOs is based on our Corporate Incentive Plan (the “CIP”). The 2021 target incentive opportunity under the CIP was based on Company-wide and business unit achievement of an annual financial goal set by our Compensation Committee in the first quarter of 2021. For 2021, the financial goal was based on attaining a certain level of adjusted EBITDA, which determined the total pool of available cash to be distributed under the CIP. Each NEO’s individual bonus under the CIP is based on a target percentage of their respective salary, ranging from 40% to 75%, percentage attainment of EBITDA goals either at the divisional or corporate level, and further adjusted by the Compensation Committee according to individual performance and other factors that the Compensation Committee determines is appropriate. For more detailed explanation of the mechanics of the CIP, see “Annual Bonus Plan.”

•
Annual Long-Term Equity — We awarded long-term incentives (“LTI”) in the form of restricted stock units (“RSUs”) and performance stock units (“PSUs”) to our NEOs. This was the first year the Company awarded grants under our 2020 Incentive Plan (as described below in “Post-IPA Equity Awards”), which was adopted by the Board of Directors in connection with our initial public offering in December 2020. The decision to provide our NEOs with LTI consisting of 50%

PSUs and 50% RSUs was made by our Compensation Committee, which determined that splitting the LTI equally between long-term performance-based goals and time-based grants was the best way to align the interests of our management and shareholders, while providing a strong mechanism to retain our senior executives.
•
Equity Guidelines — In 2021, the Compensation Committee adopted certain new policies and guidelines relating to the Company’s LTI program, including minimum stock ownership requirements for directors and senior executives, and a delegation of authority policy authorizing the chief executive officer to make certain “off-cycle” grants to non-executives, such as for new hires, promotions, or for special recognition.

Summary of Executive Compensation Practices

Executive Compensation Objectives and Philosophy
Delivering on our strategic goals and creating value for shareholders requires a strong focus on attracting, engaging and retaining a talented senior management team. We accomplish this by aligning executive compensation with business results and shareholder interests. We offer a competitive compensation program that allows our management team to share in the Company’s financial success when they deliver performance that helps achieve short and long-term corporate goals and increases in shareholder value. On an overall basis, target total compensation for our NEOs is calibrated to be at or above the market median for cash and at or above the market median for equity of our peer group (as defined below) and size-appropriate general industry survey data. We view this target as appropriate due to our desire to attract and retain the best talent in a competitive industry. We believe that aligning executive compensation to the long-term financial health of the organization promotes business performance and shareholder interests.
Certain executives may be above or below market median for cash and median for equity, depending on their individual experience level and the value of their role to the organization. In addition, the majority of compensation for all NEOs is in the form of variable compensation and therefore earned compensation can be above or below target depending on both our Company and the individual’s performance.
We deliver executive compensation through a combination of the following components:

Component	Implementation
Base Salary	Provides a fixed and predictable level of compensation to our NEOs.
Annual Incentive Bonuses	Provides a variable level of cash compensation in excess of base salary tied directly to annual financial goals, for both the overall business and specific business units, and individual performance.
Long-term Equity Compensation	Provides long-term stock unit awards that provide time-based and/or performance-based vesting.
Benefits and Perquisites	Broad-based employee benefits are intended to attract and retain employees while providing them with retirement and health and welfare security, with limited perquisites.
Severance and other benefits payable upon qualifying terminations of employment or a change of control
Encourages the continued attention and dedication of our NEOs and provides reasonable individual security to enable our NEOs to focus on our best interests, particularly when considering strategic alternatives.

Compensation Determination Process
Role of the Compensation Committee and Management
Our Compensation Committee is responsible for, among other things, overseeing our compensation policies and practices, determining the compensation of our CEO, and reviewing and approving compensation of other executive officers. Our CEO works closely with the Compensation Committee in managing our executive compensation program and attends meetings of the Compensation Committee. Because of his daily involvement with the executive team, our CEO makes recommendations to the Compensation Committee regarding compensation for the executive officers other than himself. Our CEO does not participate in discussions with the Compensation Committee regarding his own compensation.
Role of the Compensation Consultant
The Compensation Committee has engaged Frederick W. Cook & Co., Inc. (“FW Cook”), an independent compensation consulting firm, to assist in evaluating the elements and levels of our executive compensation for our executive officers and directors. For 2021, FW Cook provided guidance with respect to the ongoing review of our executive compensation programs, including peer group development, benchmarking executive compensation and incentive (short and long-term) design. In connection with this appointment, the Compensation Committee assessed FW Cook’s independence and determined that FW Cook is independent and that there are no conflicts of interest raised by the work performed by FW Cook.
For 2021 compensation decisions, FW Cook assisted the Compensation Committee in developing a peer group (the “2021 Peer Group”) of the following 16 companies, which was selected using relevant financial metrics, including average market capitalization, revenue, market capitalization to revenue ratio, EBITDA, as well as other factors, such as number of employees, industry, and business segment. Our 2021 Peer Group consists of the following:
10X Genomics	HealthEquity	Phreesia, Inc.
Altair Engineering	Inovalon Holdings	RealPage
Alteryx	Medpace Holdings	Relpligen Corporation
Aspen Technology	NextGen Healthcare	Teledoc Health
Envestment	Omnicell
Health Catalyst	Pacific Biosci of CA
The 2021 Peer Group was selected to represent companies in the software, life sciences tools and services, and health care technology industries that are within an appropriate size range as compared to us, with relatively comparable financial and employee metrics.
Elements of Our Compensation Program

Base Salaries
The objective of our Compensation Program is to compensate our executives for performing the requirements of their positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. The Compensation Committee believes that base salaries for executives should reflect competitive levels of pay and factors unique to each executive such as experience and breadth of responsibilities, performance, individual skill set, time in the role, pay relative to peers within the Company, and base pay in previous roles outside of the Company. Base salaries may be adjusted at times to deal with competitive pressures, changes in job responsibilities, and cost-of-living adjustments.
The following table reflects the annual base salaries of our NEOs as of December 31, 2021 and December 31, 2020, respectively:
Name	Base Salary as of December 31, 2021	Base Salary as of December 31, 2020
William F. Feehery	$772,500	$772,500
M. Andrew Schemick	$400,000	$400,000
Leif E. Pedersen	$395,000	$395,000
Robert P. Aspbury (1)	$312,622	$279,460
Justin P. Edge	$395,000	$395,000
Craig R. Rayner (2)	$395,000	$299,906
The annual base salary for Mr. Edge, Mr. Pedersen, Dr. Aspbury, and Dr. Rayner were increased in 2021 from their previous year-end (2020) in order to (i) help ensure the retention of these executive officers and (ii) ensure consistency with the general guideline established by our Compensation Committee of targeting total direct compensation for executive officers at the relevant median amount, based on our compensation peer group. Dr. Rayner’s salary increase also reflects his promotion to President, iDD at the end of 2020, and his migration from the iDD profit plan program to the CIP.

(1)
Dr. Aspbury’s base salary is expressed in U.S. dollars. Because he is paid in GBP on a monthly basis, his actual compensation received when converted back to US dollars equals $314,925, as shown on the Summary Compensation Table.

(2)
Dr. Rayner took an unpaid leave of absence commencing on November 1, 2021 through the end of the year, and as a result, he received less than his full annual base salary, as reflected in the Summary Compensation Table.

Annual Bonus Opportunities
Annual Bonus Plan
The Annual Bonus Plan is designed to motivate our NEOs to achieve short-term performance goals and tie a portion of their annual compensation to actual performance. Each NEO is eligible for an annual bonus award under our annual cash-based CIP. We offer the CIP because we want to encourage our employees and NEOs to achieve annual financial growth objectives. For fiscal year 2021, all our NEOs participated in the CIP.
CIP bonus awards are determined using two principal factors: (i) an individual’s target bonus percentage, which is expressed as a percentage of his/her base salary (“Individual Target”); and (ii) a multiplying factor based on the achievement of certain corporate and divisional goals established by our Compensation Committee at the beginning of each year (“Multiplier”). As expressed formulaically, the bonus amount for each senior executive is determined as follows: Individual Target X Multiplier (which is based on and correlates to the achievement of divisional or corporate goals). The Compensation Committee may then make further adjustments to take into account individual performance and any other factors it deems relevant but that are not otherwise captured in the formula.
The Individual Target for each NEO is established within each NEOs’ employment agreement and may be adjusted from time to time by the Compensation Committee in connection with such NEO’s promotion or performance. In setting the applicable target percentage, the Compensation Committee reviews past performance of each NEO and contributions made to the Company, the annual benchmarking provided by our independent compensation consultant, and the relationship of pay levels to other senior executives at the Company. It then determines a target bonus deemed appropriate to increase focus on performance-based pay, ensure retention, and motivate performance against the Company’s strategic initiatives. As indicated below, certain Target Bonus percentages were increased in 2021 from their previous year-end (2020) to (i) reflect additional responsibilities related to managing a publicly-traded company, (ii) help ensure the retention of these executive officers and (iii) ensure consistency with the general guideline established by our Compensation Committee of targeting total direct compensation for executive officers at the relevant median amount, based on our compensation peer group. Dr. Rayner did not participate in the CIP plan prior to 2021. The Individual Targets under the 2021 and 2020 CIP for our NEOs were as follows:

Named Executive Officer	2021 Target Bonus (Expressed as a Percentage of Base Salary)	2020 Target Bonus (Expressed as a Percentage of Base Salary)
William F. Feehery	75	60
M. Andrew Schemick	50	40
Leif E. Pedersen	50	46
Robert P. Aspbury	40	40
Justin P. Edge	50	35
Craig R. Rayner	50	NA
For 2021, the Compensation Committee selected adjusted EBITDA as the key financial metric for determining the Multiplier portion of the CIP calculation. For Dr. Feehery and Mr. Schemick, 20% of their Multiplier under the CIP was tied to the achievement of Company-wide adjusted EBITDA and 80% was tied to the average adjusted EBITDA achievement of each of the divisions within the Company (the “Blended Rate”). For Mr. Pedersen, Dr. Aspbury, Mr. Edge and Dr. Rayner, 20% of their Multiplier was based on Company-wide adjusted EBITDA achievement, and 80% was based on the adjusted EBITDA achievement of the respective business unit each such individual leads (the “Division Rate”). These allocations were selected to ensure that Dr. Feehery’s and Mr. Schemick’s focus was equally distributed across the corporate functions and business units, and that the focus of the other NEO’s was primarily focused on the business units that they lead, while still having some stake in the overall success of Company. We believe that this encourages collaboration across the business units, as well as a focus on building our business in the interest of “one Certara” at the enterprise level.
The amounts paid to the NEO participants under the CIP were calculated by multiplying each NEO participant’s Individual Target by the Multiplier tied to either the Blended Rate or Division Rate. For achievement above a threshold level of adjusted EBITDA goal, the Multiplier was based on a pre-determined scale (with a range of 50% to 200%), which may be adjusted by the Compensation Committee outside the pre-determined scale to reflect overall individual and Company performance. The Compensation Committee made minor adjustments to the Multiplier for Dr. Feehery, Mr. Schemick and Mr. Pedersen to reflect the overall performance of the software division.
The Multiplier under the CIP for our NEO’s was as follows:
Named Executive Officer	2021 Multiplier
William F. Feehery	80%
M. Andrew Schemick	80%
Leif E. Pedersen	16%
Robert P. Aspbury	136%
Justin P. Edge	76%
Craig R. Rayner	76%

The following table illustrates the calculation of the bonuses payable to our NEOs under the 2021 bonus plan:
Name	2021 Base Salary	2021 Target Bonus %	Target Bonus Amount	Multiplying Factor (as Adjusted by Committee)	Total Bonus Paid
William F. Feehery	$772,500	75%	$579,375	80%	$463,500
M. Andrew Schemick	$400,000	50%	$200,000	80%	$160,000
Leif E. Pedersen	$395,000	50%	$197,500	16%	$31,600
Robert P. Aspbury	$312,622	40%	$125,049	136%	$170,066
Justin P. Edge	$395,000	50%	$197,500	76%	$150,100
Craig R. Rayner (1)	$329,166	50%	$164,583	76%	$125,083

(1)
Dr. Rayner’s bonus reflects his actual base salary earned for 2021, factoring in his unpaid leave of absence in November and December, 2021.

Long-Term Equity Incentive Awards
We believe that successful performance over the long term is aided by the use of equity-based awards, which create an ownership culture among our employees and provides an incentive to contribute to the continued growth and development of our business. Equity-based awards also allow for a portion of our executive compensation to be “at-risk” and directly tied to the performance of our business. The Compensation Committee has adopted a long-term equity structure that annually awards NEOs market-based equity opportunity in the form of 50% time-based RSUs and 50% PSUs. All RSUs and PSUs are settled in shares of common stock.
Fiscal 2021 Grants
On April 1, 2021, we granted RSUs and PSUs to each of our NEOs as follows:
Name	2021 Long-Term Incentive Value	Long-Term Incentive as a Percentage of Base Salary	RSUs (#)	PSUs (#)
William F. Feehery	$5,027,468	647%	91,575	91,575
M. Andrew Schemick	$1,910,465	475%	34,799	34,799
Leif E. Pedersen	$1,307,169	329%	23,810	23,810
Robert P. Aspbury (1)	$1,309,587	424%	23,810	23,810
Justin P. Edge	$1,307,169	329%	23,810	23,810
Craig R. Rayner (2)	$1,709,366	519%	38,462	23,810

(1)
Dr. Aspbury received two separate grants of RSUs and PSUs: 18,351 RSUs and 18,351 PSUs on April 1, 2021, and 5,495 RSUs and 5,495 PSUs on July 1, 2021.

(2)
On April 1, 2021, Dr. Rayner received an additional grant of 14,652 RSUs in consideration of his agreement to forego participation in the iDD Profit-Share Incentive Plan going forward.

The amount of the equity-based awards granted to each NEO was determined by taking into consideration each NEO’s total direct compensation and alignment to our philosophy of at or above market median total for compensation and equity.
For specific vesting terms of our equity awards and a description of equity awards made prior to fiscal year 2021, see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”
Vesting of Restricted Stock During Fiscal Year 2021
As discussed below under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Pre-IPO Class B Units and Converted Restricted Stock,” prior to our IPO, long-term equity incentive awards were granted to our NEOs in the form of Class B Units, which were 50% time-vesting and 50% performance-vesting. In connection with the IPO, all outstanding Class B Units were converted into shares of restricted stock granted under The Certara, Inc. 2020 Incentive Plan (the “2020 Incentive Plan”), with the unvested Class B Units being converted into time-based restricted common stock. For all recipients of Class B Units that were converted into time-based restricted common stock, the vesting period is five years (20% per year, with annual cliff vesting) from the date of the original grant. The one exception is our CEO, Dr. Feehery, whose vesting period is four years, with monthly vesting after the first year. Because the performance vesting portion of the Class B Units were primarily based on the cash-on-cash return on investment of the prior controlling partner of the Company, the timing of which was outside the control of management, the Board of Directors and Compensation Committee at the time felt that it was more equitable and incentivizing to tie all post-IPO vesting to continued employment with the Company.
Benefits and Perquisites
While our compensation philosophy focuses on performance-based forms of compensation while providing only minimal executive benefits and perquisites, we provide to all our employees, including our NEOs, broad-based, non-cash compensation, such as employee benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security, which include:
•
U.S. 401(k) Plan: We maintain a tax-qualified defined contribution 401(k) savings plan (the “401(k) Plan”), in which all our U.S.-based employees, including our U.S.-based NEOs, are eligible to participate. The 401(k) Plan allows participants to contribute up to 100% of their compensation on a pre-tax basis (or on a post-tax basis, with respect to elective Roth deferrals) into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. The 401(k) Plan also allows us to make employer matching contributions. We have historically made employer matching contributions of up to 50% of our employees’ deferral, limited to the first 6% of each employee’s compensation, except for one division for which we matched 100% of our employees’ deferral up to 6% of compensation. Participants’ contributions to the 401(k) Plan are immediately fully vested. n. Participants vest in the matching contributions we make to their accounts after four years of service, at the rate of 25% per year, except for one division in which they fully vest after three years of service.

•
The Company also operates a Group Personal Pension Plan covering all U.K. employees. Employees are auto-enrolled in the plan who are at least 22 years of age and paid more than £10,000 a year, up to the State Pension Age. However, all employees who are between the ages of 16 and 75 can elect to join the Plan. The Company contributes an additional 8% of salary for those employees who have registered for the Plan, which exceeds their duties under U.K. auto enrolment legislation.
•
In Australia, the Company also contributes compulsory contributions into a Superannuation fund.

•
Health and Welfare Benefits. Our U.S. based employees, including our U.S. based NEOs, are generally eligible to participate in our health and welfare benefit plans, which offer medical, dental, vision, life and disability insurance coverage, and dependent care flexible spending accounts and health savings and health reimbursement accounts.

•
Other Benefits and Perquisites. There are no additional benefits or perquisites offered at this time, other than those specifically mentioned in this Compensation Discussion & Analysis. For example, we do not currently sponsor any retiree medical or pension benefit plans, club memberships, automobile allowance, use of corporate aircraft for personal travel, or any other personal benefits.

Severance and Change of Control Benefits.
We do not have a formal severance policy. However, we do provide severance benefits to our NEOs in their employment agreements in order to offer competitive total compensation packages and be competitive in our executive attraction and retention efforts. The NEOs’ employment agreements provide for severance payments and benefits upon a qualifying termination of employment (“Qualifying Termination”), which is a termination by the Company without cause or a resignation by the executive for good reason. See “Executive Compensation Tables — Termination and Severance — Potential Payments to NEOs Upon Termination of Employment or Change of Control,” which describes the payments to which each of the NEOs may be entitled under their respective employment agreements.
In addition, our equity awards provide for accelerated vesting upon certain termination events and as more fully described below under “Executive Compensation Tables — Termination and Severance — Potential Payments to NEOs Upon Termination of Employment or Change of Control.”
Stock Ownership and Retention Policy
To align the interests of management with those of our shareholders, certain of our executives and directors (the “Covered Persons”) are required to hold a specific level of equity ownership as outlined below.

Position	Stock Ownership Multiple	Shares Included
CEO	5 times base salary
•
Stock purchased on the open market;

•
Stock obtained through stock option exercises or pursuant to any Company stock purchase plan;

•
Restricted stock and RSUs subject to time and service conditions only (i.e., excluding those still subject to performance conditions, deferred stock units);

•
Stock beneficially owned in a trust, by a spouse and/or minor children; and

•
50% of the in-the-money value of shares that the Covered Person has the right to acquire through the exercise of vested stock options.

Other NEOs	3 times base salary
Non-Executive Directors	5 times annual cash retainer

Compliance with this policy is measured on February 1 of each year (the “Compliance Date”). Any Covered Person who does not meet the threshold on the Compliance Date will be required to retain 100% of any Company equity acquired (net of taxes) through the exercise of stock options or the vesting of time-based performance-based restricted stock or RSUs, until the next Compliance Date. Until the applicable ownership level is achieved, Covered Persons must retain 100% of the net shares granted to them. As of February 1, 2022, all Covered Persons satisfied their minimum equity ownership thresholds, other than Covered Persons that joined the Company in 2021, none of whom are NEOs.
Additional Information About our Executive Compensation Program
Hedging and Pledging
In order to ensure that our directors and officers do not put personal gain in conflict with the best interests of the Company and its shareholders or otherwise give the appearance of impropriety, our Insider Trading Policy prohibits directors and employees from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or sell such securities “short”. Nor may our directors or officers engage in any transaction (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities.
Furthermore, no Certara employee or director may purchase the Company’s securities on margin, or borrow against any account in which the Company’s securities are held, or pledge the Company’s securities as collateral for a loan, without first obtaining pre-clearance from the Company’s General Counsel, who is under no obligation to approve any request for pre-clearance and may determine not to permit the arrangement for any reason.
Tax, Accounting, and Regulatory Considerations
Under the Tax Cuts and Jobs Act, companies may not deduct “performance-based” compensation in excess of $1 million to NEOs under Section 162(m) of the Internal Revenue Code (the “Code”). We consider any tax implications when making decisions about executive compensation, and we may provide compensation that is not fully deductible if it is believed to be in the best long-term interests of our shareholders.
We also consider the impact of other regulatory provisions in making executive compensation decisions, including Section 409A of the Code regarding non-qualified deferred compensation, and Section 280G of the Code regarding compensation pursuant to a change in control.
Additionally, we follow FASB ASC Topic 718 for our stock-based compensation awards. Topic 718 requires that the cost to be recognized for equity awards made to our employees and board members is based on the grant date “fair value” of such awards, even though the recipient might never actually realize any value from their awards. We consider the impact of Topic 718 when granting stock-based awards to ensure that the expense resulting from its application is reasonable.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee currently consists of Dr. Gallagher, Mr. Cashman, Mr. Liu, and Ms. Killefer. Mr. Slaine served on the Compensation Committee during all of fiscal 2021, as did Mr. Liu. Mr. Cashman was appointed December 1, 2021 and Dr. Gallagher was appointed in June 2021 in connection with her appointment to the Board. Ms. McCoy was a member of the Compensation Committee during all of fiscal 2021 until her resignation from the Board effective December 1, 2021, at which time Dr. Gallagher was appointed Chair of the Committee. Ms. Killefer was appointed to the Committee on February 11, 2022. None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of these directors had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed with Company management the foregoing Executive Compensation section. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement for filing with the SEC.
Members of the Compensation Committee (1)
Dr. Carol G. Gallagher, Chairperson
James E. Cashman III
Eric C. Liu
Nancy Killefer
(1)
Prior to December 1, 2021, the members were Ms. McCoy (Chair) and Messrs. Liu and Slaine. As of December 1, 2021, the members were Dr. Gallagher (Chair) and Messrs. Cashman, Liu and Slaine. Mr. Slaine was replaced with Ms. Killefer as of February 11, 2022.

EXECUTIVE COMPENSATION TABLES
The table below reflects the compensation of the Company’s NEOs. See “Compensation Discussion & Analysis” for an explanation of our compensation and philosophy program.
SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers who served in such capacities at fiscal year-end, collectively known as our NEOs, for services rendered to us during each of the last three years. We also included information on Dr. Craig Rayner, who was an executive officer during 2021 and who would have qualified as one of our three other most highly compensated executive officers had he been an executive officer at year-end 2021.
Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)(3)	Equity Awards ($)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total($)
William F. Feehery Chief Executive Officer	2021	772,500	—	4,999,995	463,500	8,700	6,244,695
	2020	772,500	—	2,238,677	602,555	12,514	3,626,241
	2019	437,500	—	2,792,621	274,838	3,022	3,507,981
M. Andrew Schemick Chief Financial Officer	2021	400,000	—	1,900,025	160,000	8,700	2,468,725
	2020	362,602	—	1,199,515	235,691	9,132	1,806,940
Leif E. Pedersen President, Software	2021	395,000	—	1,300,062	31,600	7,511	1,734,137
	2020	119,471	116,500	1,572,000	58,254	1,172	1,867,397
Robert P. Aspbury President of Simcyp	2021	314,925	32,865	1,312,005	168,248	25,194	1,852,578
Justin P. Edge President of Regulatory & Access	2021	395,000	—	1,300,026	150,100	17,100	1,862,226
	2020	386,250	—	506,640	189,804	15,608	1,098,302
	2019	353,846	175,000	335,115	131,384	15,188	1,010,533
Craig R. Rayner Former President of iDD	2021	329,166	—	1,700,026	125,083	69,833	2,224,107
	2020	299,906	347,000	953,449	53,000	56,657	1,710,013
	2019	246,252	350,400	139,633	—	20,767	757,052

(1)
Messrs. Schemick, Pedersen, and Dr. Aspbury were not NEOs in 2019. Dr. Aspbury and Dr. Rayner were not NEOs in 2020. Dr. Rayner stepped down from his position as President of iDD in November 2021.

(2)
Mr. Pedersen’s employment commenced on September 7, 2020, and this amount reflects the prorated portion of his annual salary of $375,000.

Dr. Aspbury’s 2021 compensation was paid in British pound sterling (GBP). The amount listed above was derived from converting his monthly salary into US dollars based on the monthly exchange rates during 2021. The monthly exchange rate used for the conversation was 1 US dollar to the following number of GBPs for each of the months from January to December of 2021, respectively: 1.3716, 1.3937, 1.3778, 1.3922, 1.4176, 1.3850, 1.3912, 1.3770, 1.3455, 1.3694, 1.3354, 1.3497.
Dr. Rayner’s 2020 compensation was paid in Australian dollars (AUD). The amount listed above was derived from converting his bi-monthly salary into US dollars based on the bi-monthly exchange rates during 2020. The bi-monthly exchange rate used for the conversation was 1 US dollar to the following number of AUD’s for each of the bi-monthly periods from January to December of 2020, respectively: 0.6539, 0.6400, 0.6358, 0.6248, 0.5939, 0.5726, 0.6056, 0.6142, 0.6128, 0.6298, 0.6622, 0.6519, 0.6586, 0.6778, 0.6763, 0.6848, 0.6870, 0.6660, 0.6830, 0.6757, 0.6895, 0.6983.
(3)
Amounts reported in this column reflects (i) a signing bonus to Mr. Pedersen upon his joining the Company; (ii) a signing bonus to Dr. Aspbury upon his joining the Company on April 15, 2019; (iii) a signing bonus to Mr. Edge upon his joining the Company on January 23, 2019; and (iv) discretionary bonuses awarded to Dr. Rayner based on a percentage of profitability of the iDD division deemed attributable to Dr. Rayner for 2019 and 2020.

(4)
Amounts reported in this column for 2021 reflect the aggregate grant date fair value of RSUs and PSUs granted on April 1, 2021 (except for Dr. Aspbury, who was awarded 18,315 units on April 1, 2021 and 5,495 units on July 1, 2021. See Note 2 (“Summary of Significant Accounting Policies — (s) Equity Based compensation”) and Note 13 (“Equity-Based Compensation”) to our audited consolidated financial statements in our 2021 Annual Report for a discussion of the valuation of our equity-based awards. Amounts reported for 2020 and 2019 represent the aggregate grant date value of Class B Profits Interest Units granted to our NEOs under our 2017 Incentive Plan. See Note 13.

(5)
The value of the 2021 awards at the grant date (which include 50% RSUs and 50% PSUs) assuming the highest level of performance conditions will be achieved is as follows: (i) for Dr. Feehery: $7,541,201; (ii) for Mr. Schemick: $2,865,698; (iii) for Mr. Pedersen: $1,960,754; (iv) for Dr. Aspbury: $1,964,380; (v) for Mr. Edge: $1,960,754; and (vi) for Dr. Rayner: $2,362,952.

(6)
Amounts shown reflect annual bonus payments under our CIP earned with respect to the fiscal year covered based on the achievement of financial and strategic performance objectives that were established by our Compensation Committee at the beginning of such fiscal year. See “Compensation Discussion & Analysis — Annual Bonus Opportunities — Annual Bonus Plan” above.

(7)
The table below shows the components of this column:

Name	Life Insurance Premiums	401(k) Plan Match	Other	Total
Dr. Feehery (2021) Dr. Feehery (2020) Dr. Feehery (2019)		$8,700	—	$8,700
	$4,264	$8,250	—	$12,514
	$3,022	—	—	$3,022
Mr. Schemick (2021) Mr. Schemick (2020)	—	$8,700	—	$8,700
	$810	$8,109	$213	$9,132
Mr. Pedersen (2021) Mr. Pedersen (2020)	—	$7,511	—	$7,511
	—	$1,172	—	$1,172
Dr. Aspbury (2021)	—	—	$25,194(a)	$25,194
Mr. Edge (2021) Mr. Edge (2020) Mr. Edge (2019)	—	$17,100	—	$17,100
	—	$15,608	—	$15,608
	—	$15,188	—	$15,188
Dr. Rayner (2021) Dr. Rayner (2020) Dr. Rayner (2019)	—	$8,250	$61,583(b)	$69,833
	—	—	$56,657(b)(c)	$56,657
	—	—	$20,767(c)	$20,767

(a)
Reflects the amount the Company paid towards Dr. Aspbury’s pension in the United Kingdom.

(b)
This includes the amount the Company paid to Dr. Rayner for relocation to the United States.

(c)
This includes the amount the Company contributed to the Australian superannuation pension scheme.

Grants of Plan-Based Awards
The following table presents information regarding awards granted during fiscal year ended December 31, 2021 to each NEO under the Company’s plans, including possible and future payouts under non-equity incentive plan awards and equity incentive plan awards of RSUs and PSUs.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (1)
Name	Approval Date	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dr. Feehery	3/2/2021	4/1/2021	(2)	270,375	540,750	1,081,500
	3/2/2021	4/1/2021	(3)				45,788	91,575	181,150		2,499,998
	3/2/2021	4/1/2021	(4)							91,575	2,499,998
Mr. Schemick	3/2/2021	4/1/2021	(2)	100,000	200,000	400,000
	3/2/2021	4/1/2021	(3)				17,400	34,799	69,598		950,013
	3/2/2021	4/1/2021	(4)							34,799	950,013
Mr. Pedersen	3/2/2021	4/1/2021	(2)	98,750	197,500	395,000
	3/2/2021	4/1/2021	(3)				11,905	23,810,	47,620		650,013
	3/2/2021	4/1/2021	(4)							23,810	650,013
Dr. Aspbury	3/2/2021	4/1/2021	(2)	62,524	125,049	250,098
	3/2/2021	4/1/2021	(3)				9,158	18,315	36,630		500,000
	3/2/2021	4/1/2021	(4)							18,315	500,000
	5/19/2021	7/1/2021	(3)				2,748	5,495	10,990		155,673
	5/19/2021	7/1/2021	(4)							5,495	155,673
Mr. Edge	3/2/2021	4/1/2021	(2)	98,750	197,500	395,000
	3/2/2021	4/1/2021	(3)				11,905	23,810	47,620		650,013
	3/2/2021	4/1/2021	(4)							23,810	650,013
Dr. Rayner	3/2/2021	4/1/2021	(2)	98,75	197,500	395,000
	3/2/2021	4/1/2021	(3)				11,905	23,810	47,620		650,013
	3/2/2021	4/1/2021	(4)							23,810	650,013
	3/2/2021	4/1/2021	(4)				7,326	14,653	29,304	2	400,000

(1)
This column reflects the aggregate grant date fair value of the RSU awards and PSU awards, as applicable, granted to each NEO in the 2021 fiscal year without any reduction for risk of forfeiture as calculated in accordance with FASB ASC Topic 718 as of the date of grant. The grant date fair value of the PSUs is shown at target performance.

(2)
This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s CIP for performance in the fiscal year ended December 31, 2021. Each of the NEOs is assigned a target bonus which is a percentage of the NEO’s base salary as of such fiscal year end. The amounts of annual incentive awards actually paid in April 2022 for performance in the 2021 fiscal year are disclosed in the Non-Equity Incentive Plan Compensation column and related footnote thereto of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Compensation Discussion & Analysis — Elements of Our Compensation Program — Annual Bonus Opportunities.”

(3)
This row reflects the threshold, target and maximum number of PSUs awarded in 2021. Each PSU award was granted with a target number of units, with an actual payment based upon the achievement of performance targets. These grants of PSUs were made under the 2020 Incentive Plan. The PSUs are determined based on average performance metrics for fiscal years 2021, 2022, and 2023, and will be distributed in early 2024. See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Equity Awards — Fiscal 2021 Grants.”

(4)
This row reflects the number of RSUs awarded in 2021. These grants of RSUs, which were made under the 2020 Incentive Plan, vest in three equal installments on April 1, 2022, 2023 and 2024 (and for Dr. Aspbury, July 1, 2022, 2023 and 2024), subject to continued employment requirements, employment agreements and award terms, as applicable. See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Equity Awards — Fiscal 2021 Grants.”
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Pre-IPO Class B Units and Converted Restricted Stock
Prior to our IPO, equity awards granted to our NEOs were made by EQT Investor pursuant to the EQT 2017 Incentive Plan. The 2017 Incentive Plan was terminated in connection with our IPO. The Class B Units were “profits interests” under U.S. federal income tax law having economic characteristics similar to stock appreciation rights (i.e., representing the rights to share in any increase in the equity value of EQT that exceeds specified thresholds).
In connection with our IPO, on December 10, 2020, all outstanding unvested Class B Units, including those held by our NEOs, were exchanged for newly issued shares of our restricted common stock on the basis of a ratio that took into account the number of unvested Class B Units held, the applicable distribution threshold applicable to such Class B Units and the value of distributions that the holder would have been entitled to receive had EQT liquidated on the date of such replacement in accordance with the terms of the distribution “waterfall” set forth in the Partnership Agreement. Vested Class B Units were exchanged into shares of our common stock held by EQT using the same formula. These unvested restricted shares were subject to the same time-vesting schedule that had applied to the time-vesting Class B Units with a few key differences:
(i)
Such restricted shares will not vest upon a change in control unless the NEO’s employment is terminated without cause following the change in control, with the exception of Dr. Feehery, whose shares will vest upon a change in control regardless of termination; and

(ii)
Such shares received in exchange for performance-based vesting Class B Units would not be subject to performance-based vesting conditions, but instead vest as to 20% on each anniversary of the grant date of the Class B Units, with the exception of Dr. Feehery whose performance-based Class B Units fully vested upon the IPO and were replaced with shares of common stock.

Following the completion of the exchanges of Class B Units described above, except for the restricted stock granted to Dr. Feehery, the unvested restricted shares granted to our NEOs vest as to 20% of the recipient’s time-based vesting Class B Unit award on each anniversary of the grant date of such Class B Unit award, subject to the NEO’s continued employment through each applicable vesting date. The unvested restricted shares granted to Dr. Feehery that are outstanding as of December 31, 2021 vest as to 25% of Dr. Feehery’s time-based vesting Class B Unit award on the first anniversary of the grant date of such Class B Unit award, and as to 2.0833% monthly thereafter, subject to his continued employment. Except as provided above, all vesting of shares of restricted stock will cease immediately upon an NEO’s termination of employment for any reason and all unvested shares of restricted stock will be immediately cancelled and forfeited without consideration upon such termination. With respect to the unvested shares of restricted stock granted to Dr. Feehery, upon his termination of employment without cause, for good reason or due to death or disability, such unvested shares of restricted stock that are scheduled to vest during the 12-month period following such termination will immediately vest on termination.

Post-IPO Equity Awards
2020 Incentive Plan
The 2020 Incentive Plan was approved by our shareholders on December 10, 2020. The purpose of the 2020 Incentive Plan is to provide a means through which to attract, retain and motivate key personnel and strengthen officer, director, and employee commitment to the Company’s welfare and while aligning their interests with those of our shareholders. Awards may be granted to most employees, directors, officers, consultants, or advisors to the Company or our subsidiaries.
The following types of awards may be made under the 2020 Incentive Plan:
•
Options;

•
Restricted Stock and RSUs; and

•
Other Equity-Based Awards and Cash-Based Awards.

In 2021, the Compensation Committee authorized the issuance of two types of awards to our NEOs: (i) time-based restricted stock awards (“RSUs”) and (ii) performance-based restricted stock awards (“PSUs”). The detailed characteristics of these two types of awards are set forth below.
The 2020 Incentive Plan provides that no more than the number of shares of common stock equal to the plan share reserve may be issued in the aggregate pursuant to the exercise of incentive stock options. The “plan share reserve” is 20,000,000 shares, provided, however, that the plan share reserve shall be increased on the first day of each fiscal year beginning with the 2021 fiscal year in an amount equal to the lesser of (i) the positive difference, if any, between (x) 4.0% of the outstanding common stock on the last day of the immediately preceding fiscal year and (y) the plan share reserve on the last day of the immediately preceding fiscal year and (ii) a lower number of shares of our common stock as determined by our Board of Directors. The maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $1,000,000 in total value, except for certain awards made to a non-executive chair of our Board of Directors. Certain “substitute awards” will not be counted against the plan share reserve.
All awards granted under the 2020 Incentive Plan will vest and/or become exercisable in such manner and on such date or dates or upon such event or events as determined by the Compensation Committee, which administers the 2020 Incentive Plan. Such events may include performance-related conditions. Additionally, the Compensation Committee has discretion to make certain adjustments to awards and terms of awards under the 2020 Incentive Plan in response to certain events. The Compensation Committee may also provide that awards granted under the 2020 Incentive Plan include dividends or dividend equivalents.
No award may be granted under the 2020 Incentive Plan after the tenth anniversary of the effective date (as defined therein), but awards granted before then may extend beyond that date. The Compensation Committee may amend or terminate the plan at any time (with shareholder approval, where required).
Awards are generally not transferrable other than by will or the laws of descent and distribution, but the Compensation Committee may permit certain transfers. Additionally, all awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any (i) clawback, forfeiture, other similar policy adopted by the Board of Directors or the Compensation Committee, and (ii) applicable law. The Compensation Committee may also provide for a cancellation of or forfeiture of gain on awards if a participant engages in any detrimental activity (including, but not limited to, any activity that would be grounds to terminate the participant’s employment or service for cause).
2021 RSUs and PSUs
Long-term equity for our NEOs in 2021 was issued in the form of RSUs and PSUs, with 50% of the total award value attributed to each type of grant. The RSUs granted in 2021 vest annually on the grant anniversary date in three equal amounts (1/3 each) over a three-year period. The PSUs are subject to the Company achieving certain financial performance goals over a three-year performance period comprised of fiscal years 2021, 2022 and 2023. The PSUs are bifurcated into equal tranches: “Tranche 1” PSUs, which are subject to a performance condition based on year-over-year revenue growth; and “Tranche II” PSUs, which are subject to a performance condition based on unlevered free cash flow growth. For each Tranche, there is a threshold, target, and maximum level of achievement. A “Weighted Percentage” is then ascribed to the appliable level of achievement, starting at 50% for threshold achievement, 100% for target achievement, and 200% for maximum achievement. Any performance achievement under 50% is ascribed a weighted percentage of 0% and any performance achievement above maximum is ascribed a performance achievement of 200%. Unless otherwise determined by the Compensation Committee, if actual performance with respect to any Tranche is between (i) threshold and target or (ii) target and maximum levels of achievement, the Weighted Percentage is determined using linear interpolation between such numbers, rounding to the nearest whole percentage point. Following the end of the three-year performance period, the Compensation Committee will determine (i) the final Weighted Percentage with respect to each Tranche of PSUs by taking the average Weighted Percentages calculated for each fiscal year of the performance period and (ii) the adjustment to the final number of PSUs distributed, which will equal the sum of (a) the number of Tranche I PSUs multiplied by (b) the final Weighted Percentage applicable to Tranche I PSUs multiplied by (c) the quotient, the numerator of which is the PSU recipients number of full years of employment during the performance period and the denominator of which is 3 (rounded up to the nearest whole unit), plus (x) the number of Tranche II PSUs multiplied by (b) the final Weighted Percentage applicable to Tranche II PSUs multiplied by (c) the quotient, the numerator of which is the PSU recipients number of full years of employment during the performance period and the denominator of which is 3 (rounded up to the nearest whole unit).
Following certain termination or other events, the NEOs are entitled to accelerated vesting of their equity awards as further described below under “— Potential Payments to NEOs Upon Termination of Employment or Change of Control.”
OUTSTANDING EQUITY AWARDS AT 2021 YEAR END

Outstanding Equity Awards at December 31, 2021
The following table provides information regarding outstanding awards made to our NEOs as of the 2021 fiscal year end.

				Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
William F. Feehery William F. Feehery	638,925	(2)	18,004,907	91,575	(3)	2,580,584
				91,575	(4)	2,580,584
M. Andrew Schemick M. Andrew Schemick	250,175	(5)	7,049,932	34,799	(3)	980,636
				34,799	(4)	980,636
Leif E. Pedersen Leif E. Pedersen	204,895	(6)	5,773,941	23,810	(3)	670,966
				23,810	(4)	670,966
Robert P. Aspbury Robert P. Aspbury Robert P. Aspbury Robert P. Aspbury	255,159	(7)	7,109,381	18,315	(3)	516,117
				18,315	(4)	516,117
				5,495	(8)	154,849
				5,495	(4)	154,849
Justin P. Edge Justin P. Edge	264,696	(9)	7,459,133	23,810	(3)	670,966
			0	23,810	(4)	670,966
Craig R. Rayner Craig R. Rayner	223,086	(10)	6,286,563	38,462	(3)	1,083,859
				23,810	(4)	670,966

(1)
Calculated using the closing market price of common stock on the Nasdaq on December 29, 2021 of $28.18 per share.

(2)
These restricted shares vest as follows: (i) 28,741 shares of restricted stock will vest monthly on the third of each month from January 3, 2022 to November 3, 2022 and 28,742 shares of restricted stock will vest monthly on the third of each month from December 3, 2022 to June 3, 2023 (for a total of 517,345 shares of restricted stock) and (ii) 3,799 shares of restricted stock will vest monthly on last day of the month from January 31, 2022 to August 31, 2023 and 3,800 shares of restricted stock will vest on the last day of the month from September 30, 2023 to August 31, 2024 (for a total of 121,580 shares of restricted stock). The grant dates for the restricted stock awards were June 3, 2019 and August 31, 2020, respectively, and each award vests 25% after the first year, and 2.0833% each month thereafter over three years.

(3)
The RSUs granted on April 1, 2021 vest in three equal installments on April 1, 2022, April 1, 2023 and April 1, 2024.

(4)
The PSUs are determined based on average performance metrics for fiscal years 2021, 2022, and 2023, and will be distributed in early 2024.

(5)
These restricted shares vest as follows: (i) 98,830 shares of restricted stock will vest on August 15, 2022 and (ii) 39,086 shares of restricted stock will vest annually on August 31, 2022, August 31, 2023 and August 31, 2024; and 39,087 shares of restricted stock will vest on August 31, 2025. The grant dates for the restricted stock awards were August 15, 2017 and August 31, 2020, respectively, and vest in five equal installments from the date of grant.

(6)
These restricted shares vest as follows: 51,223 shares of restricted stock will vest on September 9, 2022, and 51,224 shares of restricted stock will vest annually on September 9, 2023, September 9,

2024 and September 9, 2025. The grant date for the restricted stock award was September 9, 2020 and vests in five equal installments from the date of grant.
(7)
These restricted shares vest as follows: (i) 21,554 shares of restricted stock will vest on November 8, 2022, and 21,555 shares of restricted stock will vest annually on November 8, 2023 and November 8, 2024, (ii) 31,068 shares of restricted stock will vest annually on August 31, 2022 and August 31, 2023 and 31,069 shares of restricted stock will vest annually on August 31, 2024 and August 31, 2025 and (iii) 27,073 shares of restricted stock will vest on April 15, 2022 and 22,074 shares of restricted stock will vest annually on April 15, 2023 and April 15, 2024. The grant dates for the restricted stock awards were November 8, 2019, August 31, 2020 and April 15, 2019, respectively, and vest in five equal installments from the date of grant.

(8)
Dr. Aspbury received an additional grant of RSUs on July 1, 2021. The RSUs vest in three equal installments beginning on July 1, 2022, July 1, 2023 and July 1, 2024.

(9)
These restricted shares vest as follows: (i) 66,220 shares of restricted stock vested on January 23, 2022, and 66,220 shares of restricted stock will vest annually on January 23, 2023 and January 2024 and (ii) 16,509 shares of restricted stock will vest annually on August 31, 2022, August 31, 2023, August 31, 2024 and August 31, 2025. The grant dates for the restricted stock awards were January 23, 2019 and August 31, 2020, respectively, and vest in five equal installments from the date of grant.

(10)
These restricted shares vests as follows: (i) 17,954 shares of restricted stock will vest on August 15, 2022, (ii) 5,518 shares of restricted stock will vest on April 16, 2022 and 5,519 shares of restricted stock will vest annually on April 16, 2023 and April 16, 2024, (iii) 21,554 shares of restricted stock will vest on November 8, 2022 and 21,555 shares of restricted stock will vest annually on November 8, 2023 and November 8, 2024 and (iv) 31,068 shares of restricted stock will vest annually on August 31, 2022, August 31, 2023, August 31, 2024 and August 31, 2025. The grant dates for the restricted stock awards were August 15, 2017, April 16, 2019, November 8, 2019 and August 31, 2020, respectively, and vest in five equal installments from the date of grant.

Option Exercises and Stock Vested
The following table provides information regarding the amounts received by our NEOs upon exercise of options or similar instruments or the vesting of stock or similar instruments during our most recent fiscal year.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William F. Feehery (2)	405,682	13,077,568
M. Andrew Schemick (3)	132,915	4,024,713
Leif E. Pedersen (4)	51,223	1,739,533
Robert P. Aspbury (5)	74,695	2,568,882
Justin P. Edge (6)	82,728	3,026,166
Craig R. Rayner (7)	75,733	2,612,963

(1)
Calculated using the closing market price of Common Stock on the Nasdaq on the vesting date (or the prior date closing if the vesting falls on a weekend or holiday).

(2)
Vesting dates and stock prices for Dr. Feehery awards were January 3, 2021 ($33.72); February 3, 2021 ($35.72); March 3, 2021 ($33.91); April 1, 2021 ($27.45); May 3, 2021 ($31.73); June 3, 2021 ($25.68); July 2, 2021 ($27.26); August 3, 2021 ($26.31); August 31, 2021 ($33.57); September 3, 2021 ($37.77); September 30, 2021 ($33.10); October 1, 2021 ($34.90); October 29, 2021 ($41.31); November 3, 2021 ($44.09); November 30, 2021 ($26.93): December 3, 2021 ($26.10) and December 29, 2021 ($28.18).

(3)
Vesting dates and stock prices for Mr. Schemick’s awards were August 13, 2021 and August 31, 2021 of $28.91 and $33.57, respectively.

(4)
The vesting date and stock price for Mr. Pedersen’s award was September 9, 2021 ($33.96).

(5)
The vesting dates and stock prices for Dr. Aspbury’s awards were April 15, 2021 ($28.06), August 31, 2021 ($33.57) and November 8, 2021 ($42.06).

(6)
The vesting dates and stock prices for Mr. Edge’s awards were January 22, 2021 ($37.33) and August 31, 2021 ($33.57).

(7)
The vesting dates and stock prices for Dr. Rayner’s awards were April 16, 2021 ($28.06), August 13, 2021 ($28.91), August 31, 2021 ($33.57) and November 8, 2021 ($42.06).

EMPLOYMENT AGREEMENTS

William F. Feehery
Effective as of May 14, 2019, we entered into an employment agreement with Dr. Feehery (the “Feehery Agreement”) to serve as our CEO commencing on June 3, 2019. The Feehery Agreement provides for an initial annual base salary and an annual discretionary bonus based upon achievement of specific individual and company performance objectives to be established by our Board of Directors or Compensation Committee. Dr. Feehery’s base salary and annual bonus are subject to annual review and possible increases, as may be determined by the Compensation Committee from time to time.
In the event that any payment, benefit or distribution pursuant to the terms of the Feehery Agreement or otherwise becomes subject to the excise taxes under Section 4999 of the Code, such payments will be subject to reduction to an amount equal to 2.99 times Dr. Feehery’s “base amount” (as defined in Section 280G(b)(3) of the Code).
Dr. Feehery is party to a restrictive covenants agreement that contains indefinite covenants of confidentiality of information and non-disparagement, and covenants of non-competition and non-solicitation of our employees and customers during employment and for the one-year period thereafter.
M. Andrew Schemick
Effective as of July 11, 2014, we entered into an employment agreement with Mr. Schemick (the “Schemick Agreement”). The Schemick Agreement provides for an initial annual base salary and an annual discretionary bonus based upon achievement of specific individual and Company performance objectives to be established by our Board of Directors or Compensation Committee. Mr. Schemick’s base salary and annual bonus are subject to annual review and possible increases, as may be determined by the Compensation Committee from time to time.

The Schemick Agreement also imposes certain restrictive covenants on Mr. Schemick, including indefinite covenants of confidentiality of information and non-disparagement, covenants relating to intellectual property and covenants of non-competition during employment and for the one-year period thereafter, and non-solicitation of our employees and customers during employment and for the two-year period thereafter.
Leif E. Pedersen
Effective as of July 30, 2020, we entered into an employment agreement with Mr. Pedersen (the “Pedersen Agreement”). The Pedersen Agreement provides for an initial annual base salary and a discretionary annual bonus based upon achievement of specific individual and Company performance objectives to be established by our Board of Directors or Compensation Committee. Mr. Pedersen’s base salary is subject to annual review and possible increases, as may be determined by the Compensation Committee from time to time.
The Pedersen Agreement also imposes certain restrictive covenants on Mr. Pedersen, including indefinite covenants of confidentiality of information and non-disparagement, covenants relating to intellectual property and covenants of non-competition during employment and for the one-year period thereafter, and non-solicitation of our employees and customers during employment and for the two-year period thereafter.
Justin P. Edge
Effective as of January 23, 2019, we entered into an employment agreement with Mr. Edge (the “Edge Agreement”). The Edge Agreement provides for an initial annual base salary and a discretionary annual bonus based upon achievement of specific individual and company performance objectives to be established by our Board of Directors or Compensation Committee. Mr. Edge’s base salary is subject to annual review and possible increases, as determined by the Compensation Committee from time to time.
The Edge Agreement also imposes certain restrictive covenants on Mr. Edge, including indefinite covenants of confidentiality of information and non-disparagement, covenants relating to intellectual property and covenants of non-competition during employment and for the one-year period thereafter and non-solicitation of our employees and customers during employment and for the two-year period thereafter.
Robert P. Aspbury
Effective April 15, 2019, we entered into an employment agreement with Dr. Aspbury (the “Aspbury Agreement”). The Aspbury Agreement provides for an initial annual base salary and annual discretionary bonus based upon achievement of specific individual and Company performance objectives to be established by our Board of Directors or Compensation Committee. Dr. Aspbury’s base salary is subject to annual review and possible increases, as may be determined by the Compensation Committee from time to time.
The Aspbury Agreement also imposes certain restrictive covenants on Dr. Aspbury, including indefinite covenants of confidentiality of information and covenants relating to intellectual property and covenants of non-competition and non-solicitation of our employees and customers during employment and for the one-year period thereafter.
Craig R. Rayner
Effective as of September 2, 2016, we entered into an employment agreement with Dr. Rayner (the “Rayner Agreement”). The Rayner Agreement provides for an initial annual base salary and contributions to a government mandated pension fund. In addition, the Rayner Agreement provided for a discretionary annual bonus based upon achievement of specific individual and Company performance objectives to be established by our Board of Directors or Compensation Committee. Dr. Rayner’s base salary is subject to annual review and possible increases, as may be determined from time to time.
In connection with Dr. Rayner’s relocation from Australia to the United States, in 2020, we entered into a new employment agreement with Dr. Rayner on September 17, 2020, on substantially the same terms as described above, effective as of November 21, 2020. On November 1, 2021, Dr. Rayner resigned his position as President, iDD, and commenced an approved, unpaid leave of absence. Dr. Rayner has since returned from his leave of absence and has assumed a new role within the iDD organization, reporting to Patrick Smith.
The Rayner Agreement also imposes certain restrictive covenants on Dr. Rayner, including indefinite covenants of confidentiality of information and non-disparagement, covenants relating to intellectual property and covenants of non- competition during employment and for the one-year period thereafter, and non-solicitation of our employees and customers during employment and for the one-year period thereafter.
TERMINATION AND SEVERANCE

Potential Payments to NEOs Upon Termination of Employment or Change of Control
The information below describes and estimates certain compensation that would become payable under plans and arrangements if each NEO’s employment had terminated on December 31, 2021, given the NEO’s compensation as of, and based on the terms of such NEO’s employment agreement and arrangements in effect on, such date. A description of the provisions governing such payments under our agreements and any material conditions or obligations applicable to the receipt of payments are described below.
The figures in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms, or operation in favor of the NEOs.
Dr. William F. Feehery
Termination Scenario
Potential Payments	By Employee For Good Reason	By Company Without Cause	Termination Upon Change in Control
Cash Payments	$1,852,800(1)	$1,852,800(1)	$1,852,800(1)
Accelerated Equity Awards:
Pre-IPO Equity	—	—	$18,004,907(2)
April 1, 2021 RSU Grant	—	—	$2,580,584(3)
April 1, 2021 PSU Grant	—	—	$2,580,548(4)
Continued Medical Benefits	$19,951(1)	$19,951(1)	$19,951(1)
Total	$1,872,751	$1,872,751	$25,038,825

(1)
Represents severance equal to one time his annual base salary and annual target bonus, pro-rated bonus for the year in which the termination occurred, cost between COBRA payments and employee’s portion of health insurance premiums for 12 months.

(2)
Represents the full vesting of 638,925 shares of restricted stock granted on June 3, 2019 and August 31, 2020.

(3)
Represents the full vesting of 91,575 RSUs granted on April 1, 2021.

(4)
Represents the full vesting of 91,575 PSUs granted on April 1, 2021.

M. Andrew Schemick
Termination Scenario
Potential Payments	By Employee For Good Reason		By Company Without Cause		Termination upon Change in Control
Cash Payments		$400,000(1)		$400,000(1)	$400,000(1)
Accelerated Equity Awards
Pre-IPO Equity		—		—	$7,049,932(2)
April 1, 2021 RSU Grant		—		—	$980,636(3)
April 1, 2021 PSU Grant		—		—	$980,636(4)
Continued Medical Benefits		—		—	—
Total	$$	400,000	$$	400,000	$9,411,203

(1)
Represents severance equal to one time his annual base salary.

(2)
Represents the full vesting of 250,175 shares of restricted stock granted on August 15, 2017 and August 31, 2020.

(3)
Represents the full vesting of 34,799 RSUs granted on April 1, 2021.

(4)
Represents the full vesting of 34,799 PSUs granted on April 1, 2021.

Leif E. Pedersen
Termination Scenario
Potential Payments	By Employee For Good Reason	By Company Without Cause	Termination upon Change in Control
Cash Payments	$197,500(1)	$197,500(1)	$197,500(1)
Accelerated Equity Awards:
Pre-IPO Equity	—	—	$5,773,941(2)
April 1, 2021 RSU Grant	—	—	$670,996(3)
April 1, 2021 PSU Grant	—	—	$670,996(4)
Continued Medical Benefits	—	—	—
Total	$197,500	$197,500	$7,313,373

(1)
Represents severance equal to six months of his annual base salary.

(2)
Represents the full vesting of 204,895 shares of restricted stock granted on September 9, 2020.

(3)
Represents the full vesting of 23,810 RSUs granted on April 1, 2021.

(4)
Represents the full vesting of 23,810 PSUs granted on April 1, 2021.

Robert P. Aspbury
Termination Scenario
Potential Payments	By Employee For Good Reason		By Company Without Cause		Termination upon Change in Control
Cash Payments	$	—(1)	$	—(1)	$	—(1)
Accelerated Equity Awards:
Pre-IPO Equity		—		—		$7,190,381(2)
April 1, 2021 RSU Grant		—		—		$670,966(3)
April 1, 2021 PSU Grant		—		—		$670,966(4)
Continued Medical Benefits		—		—		—
Total		—		—		$8,532,312

(1)
Dr. Aspbury is not entitled to severance, but must receive six months’ notice for termination without cause.

(2)
Represents the full vesting of 255,159 shares of restricted stock granted on April 15, 2019, November 8, 2019 and August 31, 2020.

(3)
Represents the full vesting of 23,810 RSUs granted on April 1, 2021 and July 1, 2021.

(4)
Represents the full vesting of 23,810 PSUs granted on April 1, 2021 and July 1, 2021.

Justin P. Edge
Termination Scenario
Potential Payments	By Employee For Good Reason	By Company Without Cause	Termination upon Change in Control
Cash Payments	$296,250(1)	$296,250(1)	$296,250(1)
Accelerated Equity Awards:
Pre-IPO Equity	—	—	$7,459,133(2)
April 1, 2021 RSU Grant	—	—	$670,966(3)
April 1, 2021 PSU Grant	—	—	$670,966(4)
Continued Medical Benefits	—	—	—
Total	$296,250	$296,250	$9,097,315

(1)
Represents severance equal to nine months of his annual base salary.

(2)
Represents the full vesting of 264,696 shares of restricted stock granted on January 23, 2019 and August 31, 2020.

(3)
Represents the full vesting of 23,810 RSUs granted on April 1, 2021.

(4)
Represents the full vesting of 23,810 PSUs granted on April 1, 2021.

Craig R. Rayner
Termination Scenario
Potential Payments	By Employee For Good Reason	By Company Without Cause	Termination upon Change in Control
Cash Payments	$197,500(1)	$197,500(1)	$197,500(1)
Accelerated Equity Awards:
Pre-IPO Equity	―	―	$6,286,563(2)
April 1, 2021 RSU Grant	―	―	$1,083,859(3)
April 1, 2021 PSU Grant	―	―	$670,966(4)
Continued Medical Benefits	―	―	―
Total	$197,250	$197,250	$8,238,888

(1)
Represents severance equal to six months of his annual base salary.

(2)
Represents the full vesting of 233,086 shares of restricted stock granted on August 15, 2017, April 16, 2018, November 8, 2019, and August 31, 2020.

(3)
Represents full vesting of 38,462 RSUs granted on April 1, 2021.

(4)
Represents full vesting of 23,810 PSUs granted on April 1, 2021.

Termination Provisions in Employment Agreements
Pursuant to the Feehery Agreement, in the event Dr. Feehery’s employment is terminated by us without “cause” or by Dr. Feehery for “good reason” (each as defined in the Feehery Agreement) and Dr. Feehery executes and does not revoke a general release of claims in favor of the Company and complies with the restrictive covenants to which he is subject following such termination, then Dr. Feehery will receive (i) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, payable in a lump sum at such time as annual bonuses are paid to our other senior executives, (ii) subject to satisfaction of the applicable performance objectives, a pro rata portion of the annual bonus otherwise payable to Dr. Feehery for the fiscal year in which such termination occurs, based on the number of days he was employed, (iii) the sum of his base salary plus his target bonus amount, payable in substantially equal payments over 12 months following such termination, (iv) monthly payments for 12 months following such termination equal to the difference between the monthly COBRA premium cost for the health care coverage elected by Dr. Feehery under the Company’s group health plan and the monthly contribution paid by active employees for the same level of coverage (subject to mitigation, to the extent Dr. Feehery and his dependents become eligible to receive any health benefits as a result of Dr. Feehery’s subsequent employment or service) and (v) all accrued but unpaid obligations.
Pursuant to the Schemick Agreement, the Pedersen Agreement, the Edge Agreement, and the Rayner Agreement, in the event that the employment of Messrs. Schemick, Pedersen, Edge, or Dr. Rayner, as the case may be, is terminated by us without “cause” or by any of the foregoing is terminated for “good reason” (each as defined in the applicable agreement) and the applicable NEO executes and does not revoke a general release of claims in favor of the Company and complies with the restrictive covenants to which each is subject following such termination, then such individual will receive (i) continuation of his base salary for 12 months in the case of Mr. Schemick, nine months in the case of Mr. Edge, and six months in the case of Mr. Pedersen and Dr. Rayner, following such termination and (ii) all accrued but unpaid obligations, including any unpaid annual bonus that has been authorized by the Company and approved by our CEO in respect of any completed fiscal year that has ended prior to the date of such termination. In the case of Dr. Aspbury, except in the case of gross misconduct, in which we may terminate his employment immediately without notice, we are required to provide Dr. Aspbury six months’ notice prior to his termination date, during which time he will receive his full salary.
Except for the Aspbury Agreement, under the employment agreements, “cause” generally means dishonesty, misconduct, conviction of a crime involving moral turpitude, substance abuse, misappropriation of funds, gross neglect of his duties, or violation of the NEO’s restrictive covenants under the employment agreement. The Aspbury Agreement does not define “cause”, but provides that Dr. Aspbury may be dismissed without notice if he commits an act of gross misconduct.
Except for Aspbury Agreement, under the employment agreements, “good reason” generally means, without the executive’s prior written consent: (i) a material reduction in base salary or target annual bonus opportunity; (ii) a material reduction of duties and responsibilities; or (iii) a relocation of the NEO’s principal office to a location more than 50 miles away. To be considered a resignation from employment for good reason, the NEO must provide written notice of termination within 30 days of the occurrence of such conditions giving rise to good reason and the Company must fail to cure the grounds that constitute good reason.
Restrictive Covenants. Each NEO’s employment agreement contains: (i) perpetual confidentiality covenants that protect proprietary information, developments and other intellectual property and confidential information and materials of the Company and its affiliates, (ii) a non-competition covenant that prohibits the NEO from engaging in any capacity in business activities that are competitive with the business activities of the Company or its affiliates during employment and for the one year period after termination of employment for any reason, (iii) a non-solicitation covenant that prohibits the NEO from soliciting our customers during employment and for the one year period following termination for any reason, (iv) a non-solicitation covenant that prohibits the NEO from soliciting any of our employees during employment and for the one year period after termination of employment for any reason.
Treatment of Equity Awards
RSUs. Pursuant to the approved grant award agreement for each recipient, upon a termination of employment for any reason all vesting with respect to a participant’s RSUs will cease and unvested shares of RSUs will be forfeited to the Company for no consideration as of the date of termination. In the event of a termination as a result of a participant’s death, unvested RSUs will remain outstanding for one month following the date of such termination, but shall be eligible to vest only to the extent the Compensation Committee determines, during such one-month period, to accelerate the vesting of such unvested RSUs, and if the Committee fails to make such determination, the unvested RSUs will terminate without further action at the end of such period. Notwithstanding the foregoing, RSUs will, to the extent not vested, become fully vested if the participant undergoes a termination other than for cause in connection with or within 12 months following a Change in Control (as defined in the grant agreement).
PSUs. Upon a termination of employment for “cause” prior to the date that the final performance metrics are determined and shares are distributed (the “Settlement Date”), all of the participant’s PSUs will be forfeited to the Company as of the date of such termination. In the event of a Change in Control during the performance period, the Compensation Committee will determine the achieved performance metric for the year in which the Change in Control occurs and any subsequent year during the performance period, with distribution of all earned units occurring at the end of the performance period.
Pre-IPO Shares. Pursuant to the exchange agreement, unvested Class B Profit Interest Units were exchanged for restricted common stock. Any unvested restricted common stock will vest upon the shareholders termination by the Company without “cause” following the occurrence of a Change in Control.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE SAY-ON-PAY VOTES
The SEC rules and regulations provides that shareholders must be given the opportunity to vote on a non-binding, advisory basis, for their preference as to how frequently the Company should seek future advisory votes on the compensation of the Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC, which is referred to in this proxy statement as an advisory vote on executive compensation or Say-on-Pay. By voting with respect to this proposal, shareholders may indicate whether they would prefer that the Company conduct future advisory votes on Say-on-Pay once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.
The Board has determined that an annual advisory Say-on-Pay vote will allow the Company’s shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters.
The Company recognizes that shareholders may have different views as to the best approach for the Company, and therefore the Company looks forward to hearing from shareholders as to their preference on the frequency of holding future Say-on-Pay votes. This vote is advisory, which means that the vote is not binding on the Company, the Board, or the Compensation Committee. The Board and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on Say-on-Pay.
The frequency of holding a say on pay votes is set forth in the following resolution:
“RESOLVED, that the shareholders recommend, on an advisory basis, whether to approve the compensation of Certara, Inc.’s named executive officers as set forth in this proxy statement should be every one, two or three years, or abstain from any recommendation.”
While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of our all our shareholders and will consider the outcome of this vote when deciding upon the frequency of shareholder votes on executive compensation.
REQUIRED VOTE

Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. However, if no frequency option receives the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote on this proposal, our Board will consider the option receiving the highest number of affirmative votes as the preferred frequency option of our shareholders. Abstentions will have no effect on the outcome of Proposal 3.
The Board may decide that it is in the best interests of the shareholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the shareholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.
The Board unanimously recommends a vote of “ONE YEAR” as the preferred frequency of the future of advisory votes on the compensation of the Company’s Named Executive Officers.
OUR EXECUTIVE OFFICERS
The following individuals are our executive officers:
William F. Feehery (1)	Chief Executive Officer
M. Andrew Schemick	Chief Financial Officer (as Principal Financial Officer and Principal Accounting Officer)
Robert P. Aspbury	President, Simcyp
Justin P. Edge	President, Regulatory & Access
Leif E. Pedersen	President, Software
Patrick F. Smith	President, Integrated Drug Development
Richard M. Traynor	Senior Vice President and General Counsel
Jieun W. Choe	Chief Strategy and Marketing Officer
Nicolette D. Sherman	Chief Human Resources Officer

(1)
The biography for William F. Feehery appears above under “Proposal 1 — Election of Directors.”

M. Andrew Schemick, 48, has served as Chief Financial Officer of the Company, since August 2014. Prior to joining us, Mr. Schemick served as Vice President of Financial Planning and Analysis for Haights Cross Communications, a holding company for education and media investments. Mr. Schemick also held the Chief Financial Officer role for a division of Kaplan Inc., a leading education company.
Robert P. Aspbury, Ph.D., 50, has served as President of our Simcyp division since January 2020. Prior to this appointment, he served as Simcyp’s Chief Operating Officer from April 2019 to December 2019. Prior to joining the Company, Dr. Aspbury served as Vice President of Strategic Solutions, Biosimilars, for Covance Inc., a contract research organization and drug development services company (a subsidiary of Laboratory Corporation of America) from September 2016 to March 2019, and as Vice President and General Manager, Global Clinical Pharmacology from November 2011 to August 2016.
Justin P. Edge, 53, has served as President of our regulatory science division since January 2019. Since January 2020, Mr. Edge has also had oversight for Certara’s Evidence and Access unit. Prior to joining the Company, Mr. Edge worked at GfK, a leading global research and analytics firm, from 2012 to January 2019 where he most recently led the company’s healthcare business unit.
Leif E. Pedersen, 58, has served as President of Software since September 2020. Prior to joining the Company, Mr. Pedersen was a Senior Operating Partner at SymphonyAI, an operating group of artificial intelligence companies, from October 2019 to August 2020, Chief Executive Officer of BIOVA (a division of Dassault Systèmes), a scientific product development software firm, from September 2017 to September 2019, and Executive Vice President at Innovative Interfaces, a library management software company, from December 2015 to August 2017.

Patrick F. Smith,Pharm.D., 52, has served as President of Integrated Drug Development since November 1, 2020, where he leads a global team of drug development scientists that creates value for clients across the entire life cycle and ultimately accelerates patient access to medicines. With more than 20 years of drug development experience, Dr. Smith has worked across all phases of drug development with deep expertise in infectious diseases, oncology, and inflammation as well as novel early development program design and applying modeling and simulation to solve critical development problems. Previously, Dr. Smith was co-founder of d3 Medicine (acquired by Certara in 2016), helping to build a healthcare company that specialized in providing strategic support for complex development programs. Prior to d3 Medicine, Dr. Smith was U.S. Clinical Pharmacology Lead at Roche for more than 5 years, where he worked in various roles of increasing responsibility in clinical pharmacology and translational medicine. He has served as an Associate Professor at the University at Buffalo School of Pharmacy and Roswell Park Cancer Institute in Buffalo, NY.
Richard M. Traynor, 50, has served as Senior Vice President and General Counsel of the Company since March 2018. Prior to joining us, Mr. Traynor was Associate General Counsel for Edge Therapeutics, a clinical stage biotechnology company, from August 2017 to March 2018, and served in various positions at LifeCell Corporation, a medical device product manufacturer, most recently as Chief Legal & Compliance Officer from January 2012 to January 2017.
Jieun W. Choe, 47, has served as an officer since October 2020 and has served as our Chief Strategy & Marketing Officer since January 24, 2020 and was previously our Senior Vice President of Strategic Ventures from April 16, 2018 to January 23, 2020. Prior to joining the Company, Ms. Choe was Chief Marketing Officer at Triumph Learning, an educational content company.
Nicolette Sherman, 53, has served as our Chief Human Resources Officer July 2021. Prior to joining the Company, Ms. Sherman was the Chief Human Resources Officers at Oyster Point, a clinical stage biotechnology company, from April 2020 to July 2021. Prior to her time at Oyster Point, she was Vice President, Global Leadership Development, then the Vice President North America HR Operations, for Sanofi, a global pharmaceutical company from June 2008 to April 2020. Prior to her roles with Sanofi, Ms. Sherman held various positions of increasing responsibility at Schering-Plough, AT&T and Prudential.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
REGISTRATION RIGHTS AGREEMENT

We are party to an amended and restated registration rights agreement with EQT Investor Arsenal, and certain other stockholders. The amended and restated registration rights agreement contains provisions that entitle EQT Investor, Arsenal, and the other stockholder parties thereto to certain rights to have their securities registered by us under the Securities Act. EQT Investor is entitled to an unlimited number of “demand” registrations, subject to certain limitations. Every stockholder that holds registration rights is entitled to customary “piggyback” registration rights. In addition, the amended and restated registration rights agreement provides that we will pay certain expenses of the stockholder parties relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.
STOCKHOLDERS AGREEMENT

We are party to a stockholders agreement with EQT Investor, Arsenal and certain other stockholders. The EQT Investor and certain of its affiliates have the right to nominate to our board of directors a number of nominees equal to (x) the total number of directors comprising our board of directors at such time, multiplied by (y) the percentage of our outstanding common stock held from time to time by the EQT Investor and such affiliates. For purposes of calculating the number of directors that the EQT Investor and such affiliates are entitled to nominate, any fractional amounts are rounded up to the nearest whole number. In addition, Arsenal and certain of its affiliates have the right to nominate to our board of directors one nominee for so long as Arsenal and such affiliates collectively own at least 5% of our outstanding common stock; provided, that such individual is an investment professional employed by Arsenal or one of its affiliates or another individual with the prior written consent of EQT. In addition, the board of directors is divided into three classes and directors serve staggered, three year terms. For so long as we have a classified board, the EQT nominated board members will be divided by EQT as evenly as possible among the classes of directors.
Pursuant to the stockholders agreement, we will include the EQT and Arsenal nominees on the slate that is included in our proxy statement relating to the election of directors of the class to which such persons belong and provide the highest level of support for the election of each such person as we provide to any other individual standing for election as a director. In addition, pursuant to the stockholders agreement, EQT and Arsenal agree with the Company to vote in favor of the Company slate that is included in our proxy statement.
In the event that an EQT or Arsenal nominee ceases to serve as a director for any reason (other than the failure of our stockholders to elect such individual as a director), EQT or Arsenal, as applicable, is entitled to appoint another nominee to fill the resulting vacancy.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, together with our amended and restated bylaws, provide that we will jointly and severally indemnify each indemnitee to the fullest extent permitted by the Delaware Corporation General Law from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with any threatened, pending, or completed action, suit or proceeding. Additionally, we agree to advance to the indemnitee all out-of-pocket costs of any type or nature whatsoever incurred in connection therewith.
RELATED PERSONS TRANSACTION POLICY

We have a written policy on transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that all “related persons” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our General Counsel will communicate that information to our board of directors or to a duly authorized committee thereof. Our related person policy provides that no related person transaction will be executed without the approval or ratification of our board of directors or a duly authorized committee thereof. It is our policy that any directors interested in a related person transaction must recuse themselves from any vote on a related person transaction in which they have an interest.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of 10% or more of our common shares to file reports with the SEC. We assist our directors and officers by monitoring transactions and completing these reports on their behalf. Eight Form 4s reporting the April 1, 2021 grant for Robert Aspbury, Jieun Choe, Justin Edge, William Feehery, Leif Pedersen, Craig Rayner, M. Andrew Schemick and Richard Traynor were filed late. Another Form 4 was filed late for Craig Rayner reporting the additional grant he received on April 1, 2021.
STOCK OWNERSHIP TABLE
The table sets forth, to the best of the Company’s knowledge and belief, certain information as of March 11, 2022, with respect to the beneficial ownership of the Company’s Common Stock by (i) each person that beneficially holds more than 5% of any class of the outstanding shares of the Company based on the Company’s review of SEC filings, (ii) each director or director nominee of the Company and (iii) each NEO of the Company.
We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has sole or shared “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes to the table below, we believe that the beneficial owners of the Common Stock listed below, based on the information furnished by such owners, have sole voting power and investment power with respect to such shares, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 159,657,174 shares of Common Stock issued and outstanding as of March 11, 2022.
In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock as to which the person has the right to acquire beneficial ownership within 60 days of March 11, 2022, including shares of our Common Stock underlying RSUs and PSUs that are currently releasable or releasable within 60 days of March 11, 2022. We did not deem these shares outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Certara Inc., 100 Overlook Center, Suite 101, Princeton, New Jersey 08540. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Shares	Percentage
Named Executive Officers and Directors:
William F. Feehery (1)(2)	2,178,051	1.36%
M. Andrew Schemick (2)(3)	496,843	*
Leif E. Pedersen (2)(4)	228,705	*
Robert P. Aspbury (2)(5)	278,969	*
Justin P. Edge (2)(6)	397,090	*
Craig R. Rayner (2)(7)	261,548	*
James E. Cashman III (8)(9)	438,782	*
Cynthia Collins (9)	6,431	*
Carol G. Gallagher (9)	7,059	*
Nancy Killefer (9)	6,431	*
Eric C. Liu (9)(10)	—	*
Sherilyn McCoy (11)	614,084	*
Stephen M. McLean (9)	22,000	*
Mason P. Slaine (9)(12)	1,592,797	1.00%
Matthew M. Walsh (9)(13)	179,960	*
Ethan Waxman (9)(10)	—	*
All executive officers and directors as group	6,413,890	4.02%
5% Shareholders:
EQT Investor (14)	37,458,939	23.46%
Bailee Gifford & Co (Scottish Partnership) (15)	12,545,068	7.86%
Mubadala Investment Company PJSC (16)	9,615,384	6.02%
The Vanguard Group (17)	9,310,068	5.83%

*
Indicates beneficial ownership of less than 1%.

(1)
Includes (a) 545,104 shares of unvested restricted stock of which 65,080 shares are expected to vest within 60 days of March 11, 2022 and (b) 91,575 shares of RSUs of which 30,525 shares are expected to vest within 60 days of March 11, 2022.

(2)
The excluded number of target PSUs for the following individuals are Dr. Feehery, 91,575 units; Mr. Schemick, 34,799 units, Mr. Pedersen, 23,810 units, Dr. Aspbury, 23,810 units; Mr. Edge, 23,810 units; and Dr. Rayner, 23,810 units.

(3)
Includes (a) 250,175 shares of unvested restricted stock and (b) 34,799 shares of RSUs of which 11,599 shares are expected to vest within 60 days of March 11, 2022.

(4)
Includes (a) 204,895 shares of unvested restricted stock and (b) 23,810 shares of RSUs of which 7,936 shares are expected to vest within 60 days of March 11, 2022.

(5)
Includes (a) 278,969 shares of unvested restricted stock of which 22,073 shares are expected to vest within 60 days of March 11, 2022 and (b) 23,810 shares of RSUs of which 6,105 shares are expected to vest within 60 days of March 11, 2022.

(6)
Includes (a) 198,476 shares of unvested restricted stock and (b) 23,810 shares of RSUs of which 7,936 are expected to vest within 60 days of March 11, 2022.

(7)
Includes (a) 223,086 shares of unvested restricted stock of which 5,518 shares are expected to vest within 60 days of March 11, 2022 and (b) 38,462 shares of RSUs of which 12,820 shares are expected to vest within 60 days of March 11, 2022. Dr. Rayner stepped down as an officer of the Company effective November 1, 2021.

(8)
Includes (a) 98,912 shares of unvested restricted stock of which 45,926 shares are expected to vest with 60 days of March 11, 2022.

(9)
Includes RSUs for the following individuals: Mr. Cashman, 7,059 units; Ms. Collins, 6,431 units; Dr. Gallagher, 7,059 units; Ms. Killefer, 6,431 units; Mr. Slaine, 7,059 and Mr. Walsh, 7,059 units. Messrs. Liu, McLean and Waxman received no RSU grants.

(10)
The address of Messrs. Liu and Waxman is c/o EQT Partners, 1114 Avenue of the Americas, 45th Floor, New York, New York 10036.

(11)
Ms. McCoy resigned from the Board effective December 1, 2021.

(12)
Includes 46,915 shares of unvested restricted stock.

(13)
Includes 116,478 shares of unvested restricted stock.

(14)
Based upon a Schedule 13G (Amendment No. 1) filed with the SEC on February 14, 2021, by EQT Investor, EQT Avatar Parent GP LLC (“Avatar Parent GP”) and EQT Fund Management S.à.r.l. (“EFMS”). Avatar Parent GP is the general partner of EQT Investor. Several investment vehicles collectedly make up the fund known as “EQT VII.” EQT VII owns 100% of the membership interests in Avatar Parent GP. EFMS has exclusive responsibility for the management and control of the business and affairs of investment vehicles which constitute the majority of the total commitments to EQT VII. As such, EFMS has the power to control Avatar Parent GP’s voting and investment decisions and may be deemed to have beneficial ownership of the securities held by the EQT Investor. EFMS is managed by a five-member board of directors. The principal address of EQT Investor and Avatar Parent GP, is c/o EQT Partners, 1114 Avenue of the Americas, 45th Floor, New York, NY 10036.

(15)
Based upon a Schedule 13G filed with the SEC on January 12, 2022, Baillie Gifford & Co. (Scottish partnership) (“Ballie Gifford”) beneficially owns 12,545,068 shares of common stock. Baillie Gifford has sole voting power over 9,891,676 shares of common stock and sole dispositive power over 12,545,068 shares of common stock. The principal address of Baillie Gifford & Co (Scottish partnership) is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland.

(16)
Based upon a Schedule 13G filed with the SEC on August 2, 2021, Mubadala Investment Company PJSC, Mamoura Diversified Global Holding PJSC, and Fifteenth Investment Company LLC beneficially owns 9,615,384 shares of common stock. Mubadala Investment Company PJSC, Mamoura Diversified Global Holding PJSC, and Fifteenth Investment Company LLC have shared voting power and shared dispositive power to vote all the shares of common stock. The principal address of Mubadala Investment Company PJSC, Mamoura Diversified Global Holding PJSC and Fifteenth Investment Company LLC is Mamoura A Buildings, Abu Dhabi, 45005 United Arab Emirates.

(17)
Based upon a Schedule 13G filed with the SEC on February 9, 2022, The Vanguard Group beneficially owns 9,310,068 shares of common stock. The Vanguard Group has shared voting power over 53,866 shares of common stock, sole dispositive power over 9,171,757 shares of common stock and shared dispositive power over 138,311 shares of common stock. The principal address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
OTHER MATTERS
SHAREHOLDER RECOMMENDATIONS AND NOMINATIONS OF DIRECTOR CANDIDATES

If you are a shareholder who would like to recommend a candidate for our Nominating and Corporate Governance Committee to consider for possible inclusion in our 2023 proxy statement, you must send notice to the Secretary, Certara, Inc., 100 Overlook Center, Suite 101, Princeton, New Jersey 08540, by registered, certified or express mail, and provide him with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of your stock ownership. The Nominating and Corporate Governance Committee or its Chairperson will then consider the recommended director candidate on a substantially similar basis as it considers other nominees.
SUBMISSION OF SHAREHOLDER PROPOSALS AND BOARD NOMINEES FOR 2023

If you would like to include a proposal for shareholder consideration in our 2023 proxy statement or bring business before our annual meeting of shareholders in 2023, you must send notice to Richard M. Traynor, General Counsel, 100 Overlook Center, Suite 101, Princeton, New Jersey 08540, by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.
Shareholder Proposals for Inclusion in the 2023 Proxy Statement
Shareholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2023 annual meeting of shareholders must submit their proposals in accordance with that rule so that they are received by the Secretary at the address set forth above no later than the close of business on December 10, 2022. If the date of our 2023 annual meeting is more than 30 days before or after May 17, 2023, then the deadline to timely receive such material will be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.
Other Shareholder Proposals or Nominations for Presentation at the 2023 Annual Meeting
If a shareholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8, the shareholder must give our Secretary written notice of the shareholder’s intent to do so and provide the information required by the provision of our bylaws dealing with shareholder proposals and director nominations. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no later than February 16, 2023 and no earlier than January 17, 2023, unless our 2023 annual meeting of shareholders is to be held more than 30 days before, or more than 70 days after, May 17, 2023, in which case the shareholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2023 annual meeting and not later than the close of business on the later of the 90th day prior to the 2023 annual meeting or the 10th day after public announcement of the date of the 2023 annual meeting is first made. In the event that the number of directors to be elected at the annual meeting is increased and no public announcement naming all of the nominees or specifying the size of the increased board has been made by February 6, 2023, then notice of a shareholder’s nomination to fill the new position or positions may be delivered to (or mailed to and received at) the address set forth above no later than the close of business on the 10th day after public announcement of such increase is first made. The requirements for such shareholder’s notice are set forth in our bylaws, which are posted in the Corporate Governance section of the Investor Relations page on our website. We will submit all candidates nominated by a shareholder pursuant to the procedures and requirements outlined in this “— Other Shareholder Proposals or Nominations for Presentation at the 2023 Annual Meeting” section to the Nominating and Corporate Governance Committee for its review, and this submission may include an analysis of the candidate from our management. Any shareholder making a nomination in accordance with the foregoing process will be notified of the Nominating and Corporate Governance’s decision.
AVAILABILITY OF 2021 FORM 10-K
Our 2022 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available free of charge on the Investors Relations page on our website at www.certara.com under Investors — Financials & Filings — SEC Filing. We will provide by mail, without charge, a copy of our 2021 Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at Certara, Inc. at 100 Overlook Center, Suite 101, Princeton, New Jersey, 08540, or by email at ir@certara.com.
Richard M. Traynor Senior Vice President, General Counsel &
Princeton, NJ April 7, 2022	Secretary

SCAN TOVIEW MATERIALS & VOTE CERTARA, INC. C/O BROADRIDGE P.O. BOX 1342BRENTWOOD, NY 11717 VOTE BY INTERNETBefore the Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During the Meeting - Go to www.virtualshareholdermeeting.com/CERT2022You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 16, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by Certara in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D73015-P67901 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CERTARA, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following proposal: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1.To elect the three Class II directors named in our Proxy Statement to hold office until the 2025 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.  Nominees:01) Cynthia Collins02) Eric Liu03) Matthew Walsh The Board of Directors recommends you vote FOR the following proposal:2.Ratification of the appointment of our independent registered public accounting firm. For Against Abstain The Board of Directors recommends that you vote for "1 Year." 1 Year 2 Years 3 Years Abstain 3.A non-binding advisory vote on the frequency of holding future say-on-pay votes.NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.  Yes No HOUSEHOLDING ELECTION - Please indicate if you consentto receive certain future investor communications in a singlepackage per household. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.D73016-P67901CERTARA, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERSMAY 17, 2022The undersigned hereby appoints James E. Cashman III, William F. Feehery, and M. Andrew Schemick, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Certara, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Time, on Tuesday, May 17, 2022, at www.virtualshareholdermeeting.com/CERT2022, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.CONTINUED AND TO BE SIGNED ON REVERSE SIDE